                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-12

                             Alberto-Culver Company
                (Name of Registrant as Specified In Its Charter)

     ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

     ---------------------------------------------------------------------------

     4)   Date Filed:

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

                             ALBERTO-CULVER COMPANY
                             Melrose Park, Illinois

                                                               December 12, 2002

TO THE STOCKHOLDERS:

     The annual meeting of stockholders will be held at the principal office of the Company in Melrose Park, Illinois, on Thursday, January 23, 2003, at 10:00 a.m.

     You are cordially invited to attend this meeting in person. The principal business at the meeting will be to (i) elect four directors, (ii) approve the Employee Stock Option Plan of 2003, (iii) approve the 2003 Stock Option Plan For Non-Employee Directors, (iv) approve the Alberto-Culver Company 2003 Restricted Stock Plan, (v) re-approve the 1994 Shareholder Value Incentive Plan, as amended, and (vi) approve the Company's Restated Certificate of Incorporation, as amended.

     At your earliest convenience, please sign and return the enclosed proxy card to assure that your shares will be represented at the meeting.

                                        Sincerely,


                                        Leonard H. Lavin
                                           Chairman

                                NOTICE OF MEETING

     The annual meeting of stockholders of Alberto-Culver Company (the "Company") will be held on Thursday, January 23, 2003, at 10:00 a.m. Chicago time, at the principal office of the Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160 for the following purposes:

     1.   To elect four directors.

     2.   To approve the Employee Stock Option Plan of 2003.

     3.   To approve the 2003 Stock Option Plan For Non-Employee Directors.

     4.   To approve the Alberto-Culver Company 2003 Restricted Stock Plan.

     5.   To re-approve the 1994 Shareholder Value Incentive Plan, as amended.

     6. To approve the Company's Restated Certificate of Incorporation, as amended.

     7. To transact such other business as may properly come before the meeting.

     The board of directors has fixed the close of business on November 29, 2002 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.


                                Bernice E. Lavin
                                    Secretary

December 12, 2002

ALBERTO-CULVER COMPANY                                           PROXY STATEMENT

2525 Armitage Avenue                                           December 12, 2002
Melrose Park, Illinois 60160

                             Solicitation of Proxies

     The board of directors of Alberto-Culver Company (the "Company") solicits your proxy for use at the annual meeting of stockholders to be held on January 23, 2003 and at any adjournment thereof.

     On November 29, 2002, the record date for the meeting, the Company had outstanding shares of common stock consisting of ______ shares of Class A and ______shares of Class B. This Proxy Statement and form of proxy are being mailed to stockholders on or about December 12, 2002.

     Each holder of record at the close of business on the record date is entitled to one vote for each Class B share and one-tenth of a vote for each Class A share then held. Any person submitting a proxy has the right to revoke it at any time before it is voted, in person at the meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     The election of directors is decided by a plurality of the votes cast by holders of all shares entitled to vote in the election. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election of directors.

     A majority of the votes entitled to be cast thereon by holders of shares of stock present in person or by proxy at the meeting is required to (i) approve the Employee Stock Option Plan of 2003 ("2003 ACSOP"), the 2003 Stock Option Plan For Non-Employee Directors ("2003 Director Plan"), and the Alberto-Culver Company 2003 Restricted Stock Plan (the "2003 RSP") and (ii) re-approve the 1994 Shareholder Value Incentive Plan, as amended ("SVIP"). Although abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, abstentions will have the effect of a vote against the (i) approval of the 2003 ACSOP, 2003 Director Plan and 2003 RSP and (ii) re-approval of the SVIP, and broker non-votes will have no effect on the (i) approval of the 2003 ACSOP, 2003 Director Plan and 2003 RSP and (ii) re-approval of the SVIP.

     Seventy-five percent of the total voting power of the Company, seventy-five percent of the combined total number of outstanding shares of Class A and Class B common stock, and a majority of the total outstanding shares of each of the Class A common stock and Class B common stock voting separately as a class, in each case, are required to approve the Company's Restated Certificate of Incorporation, as amended. Accordingly, withheld votes, broker non-votes and abstentions will all have the effect of a vote against the approval of the Company's Restated Certificate of Incorporation, as amended.

                              Election of Directors

     Unless otherwise instructed, proxies will be voted for the election as directors of the four persons listed as nominees for a term of three years. All of the nominees are currently serving as directors. Should any of the nominees become unable to accept nomination or election (which the Company has no reason to expect), it is the intention of the persons named in the enclosed proxy to vote for a substitute in each case or the board of directors may make an appropriate reduction in the number of directors to be elected.

Nominees for Terms Expiring at the Annual Meeting in 2006 (Class III)

     Carol L. Bernick, age 50, has served as a director of the Company since 1984, as Assistant Secretary of the Company since 1990, as Vice Chairman of the Company since April 1998, as President of Alberto-Culver Consumer Products Worldwide, a division of the Company, since June 2002, as President of Alberto-Culver North America from April 1998 to June 2002 and as President of Alberto-Culver USA, Inc., a wholly-owned subsidiary of the Company, from 1994 to April 1998 and since January 1999. From 1990 to April 1998, she served as Executive Vice President of the Company. Mrs. Bernick is the wife of Howard B. Bernick and the daughter of Leonard H. Lavin and Bernice E. Lavin.

     Governor Jim Edgar, age 56, has served as a director of the Company since October 2002 and as a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is a teacher and lecturer, since January 1999. Governor Edgar served as the Governor of Illinois from 1991 through January 1999. Governor Edgar is also a director of Horizon Group Properties, Inc., Kemper Insurance Companies, Scudder Mutual Funds and John B. Sanfilippo & Son, Inc.

     Leonard H. Lavin, age 83, the founder of the Company, has served as a director and Chairman of the Company since 1955. Mr. Lavin is the husband of Bernice E. Lavin, the father of Carol L. Bernick and the father-in-law of Howard
B. Bernick.

     Robert H. Rock, D.B.A., age 52, has served as a director of the Company since 1995 and as the President of MLR Holdings, LLC, an investment company with holdings in publishing and information businesses, for more than the past five years. Mr. Rock has also served as Chairman of Metroweek Corporation, a publisher of weekly newspapers and specialty publications, for more than the past five years. Mr. Rock is also a director of Hunt Corporation, Quaker Chemical Corporation, Advanta Corporation and Penn Mutual Life Insurance Company.

     The board of directors recommends that the stockholders vote FOR the election of each of these nominees for director.

Directors Whose Terms Expire at the Annual Meeting in 2004 (Class I)

     A. G. Atwater, Jr., age 59, has served as a director of the Company since 1995 and as President and Chief Executive Officer of Amurol Confections Company, a specialty confections manufacturer and a wholly-owned associated company of the Wm. Wrigley, Jr. Company, for more than the past five years. Mr. Atwater retired as President and Chief Executive Officer of Amurol Confections Company in June 2002.

     Sam J. Susser, age 63, has served as a director of the Company since January 2001 and as Chairman of the Board of SSP Partners, an operator of convenience stores under the brand name "Circle K," since 1995.

     William W. Wirtz, age 73, has served as a director of the Company since 1978 and as President and director of Wirtz Corporation, a diversified operations and investment company, for more than the past five years.

     John A. Miller, age 49, has served as a director of the Company since July 2002 and as the President of North American Corporation of Illinois, a multi-divisional supplier and solutions provider specializing in industrial paper products, specialty packaging, and other commercial consumables for more than the past five years. Mr. Miller is also a director of Atlantic Premium Brands and Sylvan Learning Systems, Inc.

     James G. Brocksmith, Jr., age 61, has served as a director of the Company since October 2002 and as an independent business consultant for more than the past five years. From 1990 to 1996, Mr. Brocksmith was the Deputy Chairman and Chief Operating Officer for the U.S. Operations of KPMG Peat Marwick, a predecessor of KPMG LLP. Mr. Brocksmith is also a director of AAR Corp., Nationwide Financial Services, Inc. and Sempra Energy.

Directors for Terms Expiring at the Annual Meeting in 2005 (Class II)

     Howard B. Bernick, age 50, has served as a director of the Company since 1986, as President of the Company since 1988 and as Chief Executive Officer of the Company since 1994. Mr. Bernick is also a director of AAR Corp. and the Wm. Wrigley Jr. Company. Mr. Bernick is the husband of Carol L. Bernick and the son-in-law of Leonard H. Lavin and Bernice E. Lavin.

     King Harris, age 59, has served as a director of the Company since July 2002 and as the Chairman of Harris Holdings, Inc., a private investment firm, since 2000. From 1987 through 2000, he served as the President and Chief Executive Officer of Pittway Corporation (now the Automation and Control Products Business of Honeywell International). Mr. Harris is the Chairman of the Board of AptarGroup, Inc. and Vice Chairman of the Board of Penton Media Inc.

     Bernice E. Lavin, age 77, has served as a director and Secretary and Treasurer of the Company since 1955 and as Vice Chairman since 1994. Mrs. Lavin is the wife of Leonard H. Lavin, the mother of Carol L. Bernick and the mother-in-law of Howard B. Bernick.

     Allan B. Muchin, age 66, has served as a director of the Company since 1995, and as a senior partner of Katten Muchin Zavis Roseman, a Chicago-based law firm ("KMZR"), for more than the past five years. Mr. Muchin served as Chairman, Co-Managing Partner, Board member and Executive Committee member of KMZR, for more than the past five years until December 2001 and currently serves as Chairman Emeritus.

Retiring Director

     A. Robert Abboud, age 73, has served as a director of the Company since 1994 and as President of A. Robert Abboud and Company, a private investment firm, for more than the past five years. Mr. Abboud is also a director of AAR Corp. Mr. Abboud is retiring from the board of directors when his current term expires on January 23, 2003.

               Share Ownership of Directors and Executive Officers

     The table below contains information as of November 15, 2002, concerning the number of shares of Class A common stock and Class B common stock beneficially owned by each director, each person named in the Summary Compensation Table ("named executive officers") and by all directors and executive officers as a group.

================================================================================
                           Title of   Amount and Nature of Beneficial   Percent
Name of Beneficial Owner     Class            Ownership (1)(2)          of Class
================================================================================
                            Class A             3,750                        (3)
A. Robert Abboud            Class B                 0                        (3)
--------------------------------------------------------------------------------
                            Class A            17,000        (4)             (3)
A. G. Atwater, Jr.          Class B                 0
--------------------------------------------------------------------------------
                            Class A           600,368        (5)           2.29%
Carol L. Bernick            Class B         1,522,588        (5)           4.71%
--------------------------------------------------------------------------------
                            Class A         1,099,200        (6)           4.18%
Howard B. Bernick           Class B           166,691        (6)             (3)
--------------------------------------------------------------------------------
                            Class A                 0
James G. Brocksmith, Jr.    Class B                 0
--------------------------------------------------------------------------------
                            Class A                 0
James Edgar                 Class B                 0
--------------------------------------------------------------------------------
                            Class A                 0
King Harris                 Class B                 0
--------------------------------------------------------------------------------
                            Class A           407,912        (7)           1.56%
Bernice E. Lavin            Class B         3,410,178        (7)          10.55%
--------------------------------------------------------------------------------
                            Class A           401,082        (8)           1.54%
Leonard H. Lavin            Class B         4,115,304        (8)          12.73%
--------------------------------------------------------------------------------
                            Class A             4,500                        (3)
John A. Miller              Class B                 0
--------------------------------------------------------------------------------
                            Class A            17,500        (9)             (3)
Allan B. Muchin             Class B                 0
--------------------------------------------------------------------------------
                            Class A            15,700       (10)             (3)
Robert H. Rock              Class B                 0
--------------------------------------------------------------------------------
                            Class A             3,895       (11)             (3)
Sam J. Susser               Class B                 0
--------------------------------------------------------------------------------
                            Class A           597,000       (12)           2.29%
William W. Wirtz            Class B                 0       (12)
--------------------------------------------------------------------------------
                            Class A           678,366       (13)           2.55%
Michael H. Renzulli         Class B           124,868       (13)             (3)
--------------------------------------------------------------------------------
All Directors and
Executive Officers as a
Group (18 persons,          Class A         3,977,591       (14)          14.74%
including the above)        Class B         9,365,196       (14)          28.97%
================================================================================

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Unless otherwise specifically provided, each person disclaims beneficial ownership of any shares indicated as owned indirectly (i.e., as trustee or co-trustee of a trust or as an officer of a foundation).

(3)  Less than 1.0% of the outstanding shares.

(4) Includes 12,721 Class A shares subject to stock options exercisable currently or within 60 days.

(5) Includes 81,000 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 1,026,982 Class B shares held as trustee of a trust for the benefit of Mrs. Bernick's sister; 80,088 Class A shares held as trustee of trusts for the benefit of certain of Mr. and Mrs. Bernick's family members; 487,216 Class B shares and 439,280 Class A shares held as trustee or co-trustee of trusts for the benefit of Mrs. Bernick; and 8,390 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan (the "Profit Sharing Plan"). Does not include 35,000 Class A shares and 66,400 Class B shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; 64 Class A shares and 2,862,931 Class B shares held as co-trustee of a trust with Mr. and Mrs. Lavin for the benefit of Mrs. Lavin; 5,704 Class A shares and 3,119,004 Class B shares held as co-trustee of a trust with Mr. and Mrs. Lavin for the benefit of Mr. Lavin; 5,704 Class A shares held as co-trustee of a trust with Mrs. Lavin for the benefit of her sister; and 395,378 Class A shares and 280,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick, Mr. Lavin or Mrs. Lavin.

(6) Includes 220,000 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 11,609 Class B shares held as a participant in the Profit Sharing Plan; 5,100 Class A shares held as co-trustee of a trust for the benefit of certain of Mr. and Mrs. Bernick's family members, for which Mr. Bernick shares voting and investment power; and 35,000 Class A shares and 66,400 Class B shares held by the Bernick Family Foundation of which Mr. Bernick is a director and an officer and shares voting and investment power with Mrs. Bernick. Does not include shares reported as owned by Mrs. Bernick, Mr. Lavin or Mrs. Lavin.

(7) Includes 301,944 Class A shares held as trustee of trusts for the benefit of Mr. and Mrs. Lavin's grandchildren; 5,704 Class A shares held as co-trustee of a trust for the benefit of one of her daughters, for which Mrs. Lavin shares voting and investment power with Mrs. Bernick; 100,200 Class A shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs.

     Bernick, for which Mrs. Lavin shares voting and investment power with Mrs. Bernick; 546,953 Class B shares held as co-trustee of a trust with Mr. Lavin for the benefit of Mrs. Lavin, for which Mrs. Lavin shares voting and investment power with Mr. Lavin; and 2,862,931 Class B shares and 64 Class A shares held as co-trustee of a trust with Mr. Lavin and Mrs. Bernick for the benefit of Mrs. Lavin, for which Mrs. Lavin shares voting and investment power with Mr. Lavin and Mrs. Bernick. Does not include 5,704 Class A shares and 3,119,004 Class B shares held as co-trustee of a trust with Mr. Lavin and Mrs. Bernick for the benefit of Mr. Lavin; 715,378 Class B shares held as co-trustee of a trust with Mr. Lavin for the benefit of Mr. Lavin; and 395,378 Class A shares and 280,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin, Mr. Bernick or Mrs. Bernick.

(8) Includes 395,378 Class A shares and 280,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power with Mrs. Lavin and Mrs. Bernick; 3,119,004 Class B shares and 5,704 Class A shares held as co-trustee of a trust with Mrs. Lavin and Mrs. Bernick for the benefit of Mr. Lavin, for which Mr. Lavin shares voting and investment power with Mrs. Lavin and Mrs. Bernick; and 715,378 Class B shares held as co-trustee of a trust with Mrs. Lavin for the benefit of Mr. Lavin, for which Mr. Lavin shares voting and investment power with Mrs. Lavin. Does not include 64 Class A shares and 2,862,931 Class B shares held as co-trustee of a trust with Mrs. Lavin and Mrs. Bernick for the benefit of Mrs. Lavin; and 546,953 Class B shares held as co-trustee of a trust with Mrs. Lavin for the benefit of Mrs. Lavin. In addition, does not include shares reported as owned by Mrs. Lavin, Mr. Bernick or Mrs. Bernick.

(9) Includes 2,500 Class A shares held in trust for the benefit of Mr. Muchin's family and 15,000 Class A shares subject to stock options exercisable currently or within 60 days.

(10) Includes 13,685 Class A shares subject to stock options exercisable currently or within 60 days and 700 Class A shares held jointly with Mr. Rock's wife.

(11) Includes 1,875 Class A shares subject to options exercisable currently or within 60 days.

(12) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares owned by Wirtz Corporation, of which Mr. Wirtz is President and a director.

(13) Includes 460,544 Class A shares subject to employee stock options exercisable currently or within 60 days and 23,059 Class B shares held as a participant in the Profit Sharing Plan.

(14) Includes 880,325 Class A shares subject to stock options exercisable currently or within 60 days; 59,467 Class B shares held as participants in the Profit Sharing Plan; and 7,172 Class B shares held as participants in the Alberto-Culver 401(k) Savings Plan. Such persons have shared voting and investment power as to 553,438 Class A shares and 7,590,666 Class B shares. In addition, includes 8,500 Class A shares issued under the Alberto-Culver Company 1994 Restricted Stock Plan ("Restricted Stock"), none of which have vested. Holders of

     Restricted Stock have sole voting rights but no dispositive rights with respect to those shares that have not vested.

                Meetings and Committees of the Board of Directors

     The board of directors of the Company held 11 meetings during fiscal year 2002. No director attended fewer than three-fourths of the aggregate number of meetings of the board of directors and of the committees of the board of directors described below on which he or she served during the fiscal year. There are four standing committees of the board of directors.

     The audit committee, which was composed of A. Robert Abboud, Chairman, A.
G. Atwater, Jr., Allan B. Muchin, and Sam J. Susser, all of whom are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards, held nine meetings during fiscal year 2002. The audit committee assists the board of directors in fulfilling its oversight responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. In October 2002, James G. Brocksmith, Jr., King Harris and John A. Miller were appointed to serve on the audit committee. Mr. Susser will replace Mr. Abboud as chairman of the audit committee upon Mr. Abboud's retirement in January 2003.

     The executive committee, which was composed of Leonard H. Lavin, Chairman,
A. G. Atwater, Jr., Carol L. Bernick, Howard B. Bernick, Bernice E. Lavin, and William W. Wirtz, held no meetings during fiscal year 2002. The executive committee has many of the powers of the board of directors and can act when the board of directors is not in session. In October 2002, John A. Miller replaced
A. G. Atwater, Jr. on the executive committee.

     The compensation committee, which was composed of Robert H. Rock, Chairman,
A. Robert Abboud, and Sam J. Susser, held eight meetings during fiscal year 2002. The compensation committee reviews executive performance and compensation and administers benefit plans pursuant to which executive officers receive stock options, incentive awards, retirement income and other compensation awards. In October 2002, A. G. Atwater, Jr., James G. Brocksmith, Jr., and Jim Edgar were appointed to serve on the compensation committee.

     The nominating committee, which was composed of Leonard H. Lavin, Chairman,
A. Robert Abboud, Carol L. Bernick, Howard B. Bernick, and Bernice E. Lavin, held one meeting during fiscal year 2002. The function of the nominating committee is to evaluate and recommend persons to fill vacancies or newly created positions on the board of directors and to submit the names of those persons so recommended to the full board of directors for approval. In October 2002, King Harris, Jim Edgar and Robert H. Rock replaced Howard B. Bernick and Bernice E. Lavin on the nominating committee. Stockholders may submit recommendations for nominations for election to the board of directors. Additional information regarding the stockholder recommendation procedure will be provided upon written request to the Secretary of the Company. Stockholder nominations of directors are subject to the notice requirements described under "Other Business" below.

                             Executive Compensation

     The table below summarizes certain information with respect to compensation paid by the Company or its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the past three fiscal years.

========================================================================================================
                                   SUMMARY COMPENSATION TABLE
========================================================================================================
                                   Annual Compensation         Long-Term Compensation
                                   -------------------      -----------------------------
                                                              Awards          Payouts
                                                            -----------------------------
                                                            Securities
                                                            Underlying                        All Other
        Name and                    Salary        Bonus       Options    LTIP Payouts (1)   Compensation
   Principal Position      Year      ($)           ($)         (#)             ($)               ($)
========================================================================================================
Leonard H. Lavin,          2002   $1,225,000   $1,561,000          0        $1,800,000        $262,092(2)
Chairman                   2001    1,218,756    1,598,000          0         1,741,200         244,583
                           2000    1,200,000      821,000          0                 0         217,827
--------------------------------------------------------------------------------------------------------
Howard B. Bernick,         2002   $1,450,000   $1,847,000    224,000        $2,025,000        $ 18,727(3)
President and Chief        2001    1,450,000    1,901,000    224,000         1,958,850          16,448
Executive Officer          2000    1,425,000      975,000    224,000                 0          16,249
--------------------------------------------------------------------------------------------------------
Carol L. Bernick,          2002   $  850,000   $1,036,000     90,000        $  840,000        $ 18,727(3)
Vice Chairman, Assistant   2001      837,500      934,000     90,000           609,420          16,448
Secretary and President    2000      775,005      429,000     84,000                 0          16,249
Alberto-Culver Consumer
Products Worldwide
--------------------------------------------------------------------------------------------------------
Bernice E. Lavin,          2002   $  650,000    $ 718,000          0        $  750,000        $262,092(2)
Vice Chairman,             2001      643,755      718,000          0           551,380         244,583
Secretary and Treasurer    2000      625,008      346,000          0                 0         217,827
--------------------------------------------------------------------------------------------------------
Michael H. Renzulli,       2002   $  920,000   $1,085,000     90,000        $  900,000        $ 25,909(4)
President, Sally Beauty    2001      862,500    1,142,000     90,000           609,420          21,956
Company, Inc.              2000      806,250    1,000,000     90,000                 0          21,523
========================================================================================================

(1) Represents payments under the 1994 Shareholder Value Incentive Plan (the "SVIP"). For the three-year performance period ended September 30, 2002, the total shareholder return on the Company's Class A shares (the "Company's TSR") was 133.95% placing it in the 98.3rd percentile of the Standard & Poor's 500 Index with a corresponding payout per unit of $3,000 under the SVIP. For the three-year performance period ended September 30, 2001, the Company's TSR was 62.75%, placing it in the 88.6th percentile of the Standard & Poor's 500 Index with a corresponding payout per unit of $2,902 under the SVIP. For the three-year performance period ended September 30, 2000, the Company's TSR was -2.26%, placing it in the 49th percentile of the Standard & Poor's 500 Index with no corresponding payout per SVIP unit.

(2) For Mr. and Mrs. Lavin, the amount for each includes $20,024 of imputed income from life insurance; an annual contribution to the Profit Sharing Plan of $11,817; $226,851 of imputed income from split-dollar life insurance policies; and $3,400 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

(3) For Mr. and Mrs. Bernick, the amount for each includes $3,510 of imputed income from life insurance; an annual contribution to the Profit Sharing Plan of $11,817; and $3,400 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

(4) The amount includes $10,692 of imputed income from life insurance; an annual contribution to the Profit Sharing Plan of $11,817; and $3,400 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

                              Director Compensation

     Each non-employee director receives an annual retainer of $35,000. Non-employee directors receive $1,500 for (i) each meeting of the board of directors attended and (ii) each meeting of the audit, executive, compensation and nominating committees attended and $750 for each conference call audit committee meeting attended. The chairman of the audit committee and the chairman of the compensation committee receive an additional annual retainer of $3,500. Employee directors receive no additional compensation for serving on the board of directors or its committees.

     In addition, each non-employee director participates in the 1994 Stock Option Plan For Non-Employee Directors (the "1994 Director Plan"). Under the 1994 Director Plan, each non-employee director receives an automatic grant of a non-qualified option (i) upon his or her initial election to the board of directors ("Initial Grant") and (ii) as of the day of each regularly scheduled annual meeting of the stockholders of the Company ("Subsequent Grant"). Pursuant to the terms of the 1994 Director Plan, the Initial Grant is for an option to purchase 7,500 shares of Class A common stock and each Subsequent Grant is for an option to purchase 2,500 shares of Class A common stock. The exercise price of options granted under the 1994 Director Plan is the fair market value of a share of Class A common stock on the date options are granted. Options are granted for a ten-year term and become exercisable in four equal annual installments commencing one year after the date of grant. No director who has received an Initial Grant shall be entitled to receive a Subsequent Grant in the same fiscal year.

     Subject to shareholder approval, a new stock option plan, the 2003 Stock Option Plan For Non-Employee Directors (the "2003 Director Plan"), will provide that (i) the Initial Grant will be for a non-qualified option to purchase 7,500 shares of Class B common stock and (ii) each Subsequent Grant will be for a non-qualified option to purchase 2,500 shares of Class B common stock. The first Subsequent Grant will be made at the time of the Annual Meeting scheduled on January 23, 2003. If the stockholders approve the 2003 Director Plan, no more options may be granted under the 1994 Director Plan. No director who has received an Initial Grant (whether under the 1994 Director Plan or the 2003 Director Plan) shall be entitled to receive a Subsequent Grant in the same fiscal year. The 2003 Director Plan is described in greater detail under "Approval of the 2003 Stock Option Plan For Non-Director Employee Directors."

     On July 26, 2001, the board of directors approved the Deferred Compensation Plan for Non-Employee Directors (the "DCP"). Under the DCP, effective as of January 1, 2002, each non-employee director may elect to defer his or her annual retainer and meeting fees ("Director Fees") paid during each calendar year, receive shares of Class B common stock on a quarterly basis equal to the Director Fees payable during such period or receive cash payable under the regular payment system. With respect to deferrals, non-employee directors may defer their Director Fees in cash or in common stock units where each unit is equivalent to one share of Class B common stock. Dividends that a director would have received as an owner of Class B common stock will be reinvested into units equal to a commensurate number of additional Class B shares. Director Fees may be deferred at the election of each non-employee director until (i) one month after such director's service on the board of directors ends or (ii) any date selected by such board member. The interest rate earned on money deferred under the DCP is determined by the compensation committee and is equal to the interest rate earned on money deferred under the Executive Deferred Compensation Plan. See "Executive Deferred Compensation Plan" below.

                               Stock Option Grants

     The table below sets forth certain information with respect to options granted to the named executive officers during the fiscal year ended September 30, 2002. All of these options were granted on October 1, 2001.

==============================================================================================================
                        OPTION GRANTS IN LAST FISCAL YEAR
==============================================================================================================
                                INDIVIDUAL GRANTS
================================================================================
                       Number of                                                 Potential Realizable Value
                       Securities   Percent of Total                               at Assumed Annual Rates
                       Underlying       Options                                of Stock Price Appreciation for
                        Options         Granted        Exercise                     Option Term (2)
                      Granted (1)     to Employees       Price     Exercise    -------------------------------
       Name               (#)        in Fiscal Year     ($/sh)       Date           5%($)           10%($)
==============================================================================================================
Leonard H. Lavin              0              0               --           --              0                0
--------------------------------------------------------------------------------------------------------------
Bernice E. Lavin              0              0               --           --              0                0
--------------------------------------------------------------------------------------------------------------
Howard B. Bernick       224,000           13.2%         $32.655   09/30/2011     $4,600,188      $11,657,780
--------------------------------------------------------------------------------------------------------------
Carol L. Bernick         90,000            5.3%         $32.655   09/30/2011     $1,848,290      $ 4,683,929
--------------------------------------------------------------------------------------------------------------
Michael H. Renzulli      90,000            5.3%         $32.655   09/30/2011     $1,848,290      $ 4,683,929
==============================================================================================================

(1) Options are granted under the Employee Stock Option Plan of 1988 (the "1988 ACSOP") which permits the compensation committee to grant non-qualified options to purchase shares of Class A common stock. All options granted have a term of ten years from the date of grant and an exercise price per share equal to the fair market value of a share of Class A common stock on the date of grant. Options become exercisable on a cumulative basis in annual increments of one-fourth of the optioned shares, commencing one year after the date of grant. The compensation committee may accelerate the exercisability of any options subject to such terms and conditions as it deems necessary and appropriate. In the event of a change in control, as defined in the 1988 ACSOP and summarized below under "Employment Contracts, Termination of Employment and Change in Control Arrangements," all stock option awards will be immediately vested and all outstanding stock option awards will, depending on the type of consideration given to stockholders in connection with the change in control, either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards.

     Subject to shareholder approval, the 2003 ACSOP will permit the compensation committee to grant non-qualified options to purchase Class B common stock rather than Class A common stock which is authorized under the 1988 ACSOP. If stockholders approve the 2003 ACSOP, no more options may be granted under the 1988 ACSOP. The 2003 ACSOP is described in greater detail under "Approval of the Employee Stock Option Plan of 2003."

(2) The dollar amounts in these columns assume that the market price per share of Class A common stock appreciates in value from the date of grant to the expiration date of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of Class A common stock.

            Stock Option Exercises and Fiscal Year-End Option Values

     The table below sets forth certain information with respect to the exercise of options during the fiscal year ended September 30, 2002 by the named executive officers and the fiscal year-end value of unexercised in-the-money options held by such officers.

=================================================================================================
                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION VALUES
=================================================================================================
                                                    Number of Securities
                                                         Underlying               Value of
                                                        Unexercised             Unexercised
                                                         Options at             In-The-Money
                                                           Fiscal                Options at
                                                          Year-End          Fiscal Year-End (2)
                          Shares         Value              (#)                     ($)
                       Acquired on     Realized          Exercisable/            Exercisable/
        Name           Exercise (#)      ($)            Unexercisable           Unexercisable
=================================================================================================
Leonard H. Lavin (1)            0               0                  0/0                        0/0
-------------------------------------------------------------------------------------------------
Bernice E. Lavin (1)            0               0                  0/0                        0/0
-------------------------------------------------------------------------------------------------
Howard B. Bernick         679,100     $11,155,215      220,000/336,000     $ 4,622,556/$5,990,096
-------------------------------------------------------------------------------------------------
Carol L. Bernick          263,844     $ 4,971,783       81,000/133,500     $ 1,674,595/$2,367,839
-------------------------------------------------------------------------------------------------
Michael H. Renzulli       110,256     $ 2,982,826      460,544/135,000     $12,414,024/$2,406,735
=================================================================================================

(1) Mr. and Mrs. Lavin have elected not to receive stock option grants since the inception of the 1988 ACSOP and under the stock option plans of the Company that preceded it.

(2) Based on the average of the high and low trading price of Class A common stock ($45.775 per share) on September 30, 2002, the last trading day of the fiscal year.

                           Long-Term Incentive Awards

     The table below sets forth certain information with respect to the grant of performance units under the SVIP during the fiscal year ended September 30, 2002 to the named executive officers.

======================================================================================================================
                                             LONG-TERM INCENTIVE PLAN --
                                             AWARDS IN LAST FISCAL YEAR
======================================================================================================================
                                                            Estimated Future Payouts Under Non-Stock Price-Based Plans
                                                            ----------------------------------------------------------
                                           Performance or
                          Number of         Other Period
                       Shares, Units or        Until
                         Other Rights      Maturation or               Threshold     Target      Maximum
       Name                (#) (1)             Payout                     ($)         ($)          ($)
======================================================================================================================
Leonard H. Lavin              600              3 years                  $150,000    $600,000    $1,200,000
----------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin              250              3 years                    62,500     250,000       500,000
----------------------------------------------------------------------------------------------------------------------
Howard B. Bernick             725              3 years                   181,250     725,000     1,450,000
----------------------------------------------------------------------------------------------------------------------
Carol L. Bernick              320              3 years                    80,000     320,000       640,000
----------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli           330              3 years                    82,500     330,000       660,000
======================================================================================================================

(1) Awards under the SVIP are made in the form of performance units, each unit having a payout value of $250 if the threshold performance level is attained, $1,000 if the target performance level is attained and $2,000 if the maximum performance level is attained. Units will have no value if the threshold performance level is not attained. In the event of a change in control, payouts of awards may be reduced (but not below zero) under certain circumstances, so as not to constitute "excess parachute payments" within the meaning of the Internal Revenue Code (the "Code").

     Performance units were granted at the beginning of fiscal year 2002 for the three-year performance period ending September 30, 2004. At the time the performance units were granted, the compensation committee established objectives for such three-year performance period based on the percentile ranking of the total shareholder return of the Class A common stock among the total shareholder returns of the companies comprising the Standard & Poor's 500 Index. Participants may elect to receive all or a portion of their award, less applicable withholding taxes, in Class A common stock. Participants owning shares of Class A and Class B common stock having a dollar value below a level determined by the compensation committee will be required to take at least 50% of their award, less applicable withholding taxes, in Class A common stock. In the event of a change in control, as defined in the SVIP and summarized below under "Employment Contracts, Termination of Employment and Change in Control Arrangements," all or a pro-rata portion of the outstanding performance units, based on the number of fiscal years of each performance period that have elapsed and the percentile ranking of the Company based on the total shareholder return of the Class A common stock as of the date of the change in control compared to the total shareholder return of the companies comprising the index chosen for each such performance period by the compensation committee from among those indexes specified in the SVIP ("Applicable Index") as of the end of the last quarter for which such information is available, will become payable in cash within 30 days following such change in control, subject to any reduction of such payment pursuant to the preceding paragraph. If at least six full calendar months of any fiscal year have elapsed, the entire fiscal year shall be deemed to have elapsed.

     Effective for grants made on or after July 26, 2001, the SVIP was amended to (i) decrease the maximum payout from $3,000 per unit to $2,000 per unit,
     (ii) prohibit any payout if the Company's total shareholder return compared to the total shareholder return of companies comprising the Applicable Index would rank it at less than the 40th percentile (for grants made before July 26, 2001, payouts are prohibited if the Company's total shareholder return would rank it below the 50th percentile) and (iii) permit the compensation committee to reduce or eliminate any award otherwise payable if the Company's total shareholder return for the applicable performance period is negative.

     Subject to stockholder approval, effective for grants made on or after October 1, 2002, the SVIP has been amended so that the total shareholder return of the Company will be based upon the Class B common stock rather than the Class A common stock. The SVIP and the material amendment are described in greater detail under "Re-Approval of the 1994 Shareholder Value Incentive Plan, As Amended."

Employment Contracts, Termination of Employment and Change in Control
Arrangements

     The Company's named executive officers are parties to severance agreements which provide payments and benefits if such officer's employment with the Company terminates under the circumstances set forth in their severance agreement within two years after a change in control, as defined in the agreement and summarized below. The severance agreement for each named executive officer provides for a payment in the amount which, when added to any other payments subject to the limitation set forth in Section 280G of the Code, equals
2.99 times such officer's "base amount" as such term is defined in Section 280G(b)(3) of the Code. Such payment shall be in lieu of any other amount of severance relating to salary or bonus continuation to be received by such officer upon termination of employment under any other severance plan or arrangement of the Company. The severance agreements provide for continuation of such officer's health, life, disability and similar insurance benefits for up to a three-year period. These agreements also provide for payment to the named executive officer of accrued salary and vacation pay, and of all amounts which he or she would otherwise be eligible to receive under the Company's incentive plans applicable to the fiscal year in which the termination occurs. The amounts payable to such an officer under each severance agreement may be reduced so as to not exceed the limitation on tax deductibility of such payments set forth in
Section 280G of the Code.

     Stock options granted to named executive officers under the 1988 ACSOP will be immediately vested upon the occurrence of a change in control, as defined in the 1988 ACSOP and summarized below, and all outstanding stock options will, depending on the type of consideration given to stockholders in connection with the change in control, either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such options. All options granted under the 2003 ACSOP, if approved, will also become immediately vested upon a change in control. In addition, the payment of awards under the Management Incentive Plan ("MIP") and the SVIP will be accelerated, and all or a pro-rata portion of each such award will become payable as provided in such plans, upon the occurrence of a change in control, as defined in such plans and summarized below. Under certain circumstances, awards paid pursuant to grants made under the SVIP may be reduced. See "Long-Term Incentive Awards" above.

     The definition of a change in control is the same for the 1988 ACSOP, SVIP, MIP, 1994 Director Plan and the Alberto-Culver Company 1994 Restricted Stock Plan ("1994 RSP") and, except as provided in (iii) of this paragraph, the severance agreements. In addition, subject to shareholder approval, the definition of a change in control for the 2003 Director Plan, 2003 ACSOP, 2003 RSP and the SVIP, as amended, will be the same as the plans in the immediately preceding sentence. Generally, a change in control is defined as the occurrence of any of the following: (i) the acquisition by any individual, entity or group of both 20% or more of the combined voting power of the outstanding voting securities of the Company and combined voting power in excess of the combined voting power held by the Exempt Persons, as defined below, (ii) the cessation of the individuals who comprise the Incumbent Board, as defined below, to constitute a majority of the board of directors of the Company, (iii) except as provided in the next sentence, the consummation (but in the case of the severance agreements, approval by stockholders) of any merger, reorganization, consolidation or sale or other disposition (other than a tax-free spin-off of a subsidiary or other business unit of the Company) of all or substantially all of the assets of the Company (collectively, a "Fundamental Change") or (iv) the approval by the stockholders of the Company of the complete liquidation or dissolution of the Company. A Fundamental Change will not be a change in control if (a) immediately after such Fundamental Change more than 60% of the combined voting power of the then outstanding voting securities of the resulting corporation or the Company, as the case may be, is then owned by all or substantially all of the individuals and entities who were the owners of the combined voting power of the outstanding voting securities of the Company immediately prior to such Fundamental Change and (b) a majority of the members of the board of directors of the resulting or acquiring corporation, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board of directors of the Company providing for such Fundamental Change.

     A change in control will not be deemed to occur through the acquisition of voting securities of the Company if they were acquired (i) by an Exempt Person, an employee benefit plan or trust sponsored or maintained by the Company or any corporation controlled by the Company or (ii) through an exercise, conversion or exchange privilege acquired directly from the Company. In addition, a change in control will not be deemed to occur if such change in control resulted from the Company acquiring its own voting securities. Exempt Persons are defined as: (i) Mr. and Mrs. Lavin, their descendants and spouses of their descendants, and (ii) any estate of any such individuals or any trust or similar arrangement or charitable organization established by or for the benefit of any such individuals. Incumbent Board is defined as those individuals who comprised the board of directors of the Company as of October 24, 2002 and any individual who becomes a director subsequent to such date whose election or nomination was approved by either a majority of the Incumbent Board or at least a majority of the combined voting power held by the Exempt Persons.

Key Executive Deferred Compensation Agreements

     Upon retiring on or after reaching a specified retirement age, each of the named executive officers will be entitled to receive the amount of compensation as set forth in his or her key executive deferred compensation agreement payable in equal monthly installments. Payments range up to a maximum of $400,000 per year and are payable over a maximum of 15 years. If the named executive officer is terminated for any reason prior to his or her specified retirement age, such executive shall not be entitled to receive any payments under his or her key executive deferred compensation agreement. In the event the executive dies (and was not terminated by the Company) prior to reaching his or her retirement age, the individual(s) designated by such executive will be entitled to 50% of the deceased executive's deferred benefit. In the event the executive dies after reaching his or her retirement age but before termination of employment with the Company, the individual(s) designated by such executive will be entitled to 100% of the deceased executive's deferred benefit. Executives retiring prior to their specified retirement age may, at the discretion of a committee of the board of directors, receive all or a portion of those benefits they would have been entitled to receive had they retired at their specified retirement age.

     Payments are conditioned upon the named executive officer rendering such reasonable business consulting and advisory services to the Company or any subsidiary as the Chief Executive Officer deems desirable. No executive will be obligated to provide more than eight hours of consulting and advisory services a month without additional compensation. If the executive commits an act of disloyalty, as defined in the key executive deferred compensation agreements, to the Company or any of its subsidiaries, the executive shall have no right to receive any payments under these agreements. The obligations of the Company under these agreements are unfunded and unsecured promises to pay. The Company has voluntarily elected to purchase insurance policies in the name of the Company covering the life of each named executive officer.

Executive Deferred Compensation Plan

     Effective January 1, 1999, the board of directors approved the Executive Deferred Compensation Plan for all "highly compensated employees" within the meaning of Section 414(q) of the Code, which includes all of the named executive officers. All eligible employees may elect to defer all or a portion of their salary and commissions ("Compensation"). Compensation may be deferred for any period of time, provided it is no less than three years, and can be paid out to the employee in a lump sum payment or annually over any period not to exceed five years. The compensation committee determines the rate of interest earned on money deferred under the plan, and may change that rate as it deems appropriate. Such rate is currently 5% per annum. Under certain circumstances, employees who are unable to receive the maximum Company matching contribution they would have otherwise received (the "Maximum Match") under the Alberto-Culver or Sally Beauty 401(k) Savings Plans because of limitations under the Code, will be credited in this plan with an amount equal to the difference between the Maximum Match and the amount of the matching contribution such employee actually received in such 401(k) plan. Such contribution will be (i) made by the Company,
(ii) immediately vested and (iii) required to be deferred in this plan until the termination of such employee's employment with the Company. The obligations of the Company under the Executive Deferred Compensation Plan are unfunded and unsecured promises to pay.

                      Equity Compensation Plan Information

     The table below sets forth certain information with respect to equity compensation plans whereby Class A common stock may be issued as of September 30, 2002. The Company had no equity compensation plans whereby Class B common stock may be issued as of September 30, 2002.

================================================================================================
                                  (a)                     (b)                      (c)
================================================================================================
                                                                          Number of securities
                                                                         remaining available for
                                                                          future issuance under
                        Number of securities to     Weighted-average       equity compensation
                        be issued upon exercise    exercise price of        plans (excluding
                        of outstanding options,   outstanding options,   securities reflected in
    Plan category         warrants and rights      warrants and rights         column (a))
================================================================================================
Equity compensation
plans approved by
security holders (1)           5,366,832                 $25.19                 5,648,248
------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders (2)                   0                      0                     7,220
================================================================================================
Total                          5,366,832                 $25.19                 5,655,468
================================================================================================

(1) The securities reflected in column (a) include the number of shares that may be issued upon the exercise of outstanding options under the 1988 ACSOP and 1994 Director Plan. The securities reflected in column (a) do not include 363,950 shares of Class A common stock that have been issued under the 1994 RSP but have not yet vested. The securities reflected in column
     (c) include the number of shares remaining available to issue under the 1988 ACSOP, the 1994 Directors Plan and the 1994 RSP.

(2) The securities reflected in column (a) do not include 13,971 shares of Class A common stock that have been issued under the Management Bonus Plan but have not yet vested. The securities reflected in column (c) consist of the securities listed below under "Other Plan."

Management Bonus Plan

     The Management Bonus Plan (the "MBP") is a bonus plan for middle managers of certain units of the Company who are in a position to make substantial contributions to the overall management, growth and success of the Company. No executive officers participate in the MBP. The MBP is a non-shareholder approved plan.

     Employees chosen to be in the MBP may elect to take their bonus in cash, 50% in cash and 50% in Class A common stock or all in Class A common stock. Employees electing a stock bonus will receive Class A common stock valued at one-and-one-half times the amount of what their normal cash bonus entitlement would have been. Class A shares granted pursuant to the MBP will be held by the Company for three years following the close of the fiscal year for which the bonus award was granted and will not vest until such three-year period has been completed. During this three-year period, employees may vote the Class A common stock and will receive quarterly dividends but have no dispositive rights.

     Since the election to take Class A common stock is at the discretion of the employee, the Company has no way to estimate how many shares will be issued under the MBP and the MBP has no maximum number of shares that may be issued. Since 1992, the first year Class A shares were issued under the Plan, 36,994 shares of Class A common stock (not counting shares that have been forfeited), have been issued under the MBP. Starting with bonuses earned in fiscal year 2003, employee elections will be for Class B common stock rather than Class A common stock.

Other Plan

     In 1997, 10,000 shares of Class A common stock were set aside to be granted to employees for the purpose of awarding special prizes, awards or incentives for outstanding service. There is no written plan document and this is a non-shareholder approved plan. Since the plan's inception, 2,780 Class A shares have been issued. No executive officers have received shares under this plan.

                          Compensation Committee Report

     The compensation committee was composed of Robert H. Rock, Chairman, A. Robert Abboud, and Sam J. Susser. In October 2002, A.G. Atwater Jr., James G. Brocksmith, Jr., and Jim Edgar were appointed to serve on the compensation committee. The compensation committee is responsible for reviewing executive performance and compensation, approving employment agreements with executive officers and administering benefit plans pursuant to which executive officers receive stock options, incentive awards, retirement income and other compensation awards.

     The Company's objectives for its executive compensation program are:

     .    To attract, motivate and retain highly qualified individuals.

     . To link the interests of executive officers closely with those of the Company's stockholders.

     . To increase the personal stake of the executive officers in the continued success and growth of the Company by linking a significant portion of executive officers' compensation to the performance of the Company.

     In order to achieve these objectives, executive compensation for the last fiscal year was comprised principally of three components: base salary, annual bonus and long-term incentive compensation which includes stock options, performance units and restricted stock.

Base Salary

     Base salaries of executive officers are reviewed annually by the compensation committee and may be adjusted appropriately effective the beginning of each calendar year. The factors used in determining an executive officer's base salary are the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer's principal business unit, if any, studies of positions at comparable businesses, the performance of the Company and the recommendations of management. The compensation committee exercises its judgment in making a determination of the impact which each of these factors has on setting the executive officers' salaries.

Annual Bonus

     Annual bonuses for executive officers are awarded pursuant to the MIP. The primary objective of the MIP is to strongly link incentive awards to measurable performance and provide higher rewards for exceptional performance.

     An executive officer's bonus award opportunity is allocated among one or more of the following criteria: (i) sales of the Company, a subsidiary or a division; (ii) pre-tax earnings of the Company, a subsidiary or a division;
(iii) except for the named executive officers, any other measurements the compensation committee may determine; and (iv) except for the named executive officers, individual business objectives. The compensation committee may modify the above criteria during the plan year as deemed appropriate; but may not modify these criteria for the named executive officers so as to increase the award payable to such persons.

     Actual awards can range from 0% to 200% of an executive officer's base salary depending on the level of performance achieved. The compensation committee may increase or decrease an individual award to a participant, other than the named executive officers, by up to 25% of such participant's base salary based upon such factors and circumstances as the compensation committee deems appropriate. The named executive officers' fiscal year 2002 annual incentive awards under the MIP were formula based and reflected record sales and record pre-tax earnings performance for the Company in fiscal year 2002.

Long-Term Incentive Compensation

     The Company's long-term incentive compensation program consists of grants of stock options under the 1988 ACSOP, performance units under the SVIP and restricted stock under the 1994 RSP.

     Stock options were granted to executive officers under the 1988 ACSOP. Non-qualified stock options were granted for a term of ten years with an option exercise price equal to the fair market value of a share of the Class A common stock on the date of grant. Stock options become exercisable in four equal annual increments commencing one year after the date of grant.

     Subject to shareholder approval, the 2003 ACSOP will permit the compensation committee to grant non-qualified options to purchase Class B common stock rather than Class A common stock which is authorized under the 1988 ACSOP. If stockholders approve the 2003 ACSOP, no more options may be granted under the 1988 ACSOP. The 2003 ACSOP is described in greater detail under "Approval of the Employee Stock Option Plan of 2003."

     Executive officers were also granted performance units pursuant to the SVIP. Each performance unit has a payout value of $250 if the threshold performance level is attained, $1,000 if the target performance level is attained and $2,000 if the maximum performance level is attained. For grants made during fiscal year 2002, the threshold, target and maximum performance levels are attained when the total shareholder return on Class A shares meets or exceeds the total shareholder return of 40%, 60% and 80% of the companies in the Applicable Index, respectively, over a three-year performance period. Under certain circumstances, such awards will be paid in Class A common stock. See "Long-Term Incentive Awards" above. Units will have no value if the threshold performance level is not attained for a given performance period.

     At the time performance units were granted, the compensation committee, based on the recommendations of management and in consultation with the Company's outside compensation consultants, established objectives for the three-year performance period, October 1, 2001 through September 30, 2004, based on the percentile ranking of the Class A common stock measured by total shareholder return among companies comprising the Standard & Poor's 500 Index, the selected Applicable Index. For the three-year performance period ended September 30, 2002, the total shareholder return on the Company's Class A common stock was 133.95%, placing it in the 98.3rd percentile of the Standard & Poor's 500 Index with a corresponding payout per unit of $3,000.

     Effective for grants made on or after July 26, 2001, the SVIP was amended to (i) decrease the maximum payout from $3,000 per unit to $2,000 per unit, (ii) prohibit any payout if the Company's total shareholder return compared to the total shareholder return of companies comprising the Applicable Index would rank it at less than the 40th percentile (for grants made before July 26, 2001, payouts are prohibited if the Company's total shareholder return would rank it below the 50th percentile) and (iii) permit the compensation committee to reduce or eliminate any award otherwise payable if the Company's total shareholder return for the applicable performance period is negative.

     Subject to stockholder approval, effective for grants made on or after October 1, 2002, the SVIP will be amended so that the total shareholder return of the Company will be based upon the Class B common stock rather than the Class A common stock. The SVIP and the material amendment are described in greater detail under "Re-Approval of the 1994 Shareholder Value Incentive Plan, As Amended."

     Certain executive officers were also granted restricted Class A common stock under the 1994 RSP. The restricted shares vest on a cumulative basis in equal annual increments of one-fourth of the shares granted commencing two years after the date of grant and ending five years after the date of grant. No named executive officer was granted shares of restricted stock.

     Subject to stockholder approval, the 2003 RSP will permit the compensation committee to grant restricted Class B common stock rather than restricted Class A common stock which is authorized under the 1994 RSP. If stockholders approve the 2003 RSP, no more restricted stock may be granted under the 1994 RSP. The 2003 RSP is described in greater detail under "Approval of the Alberto-Culver Company 2003 Restricted Stock Plan."

     Decisions with respect to grants of stock options and performance units to executive officers were made based on formulas proposed by the Company's outside compensation consultants. Under these formulas, executive officers received grants of stock options and performance units having a value equal to a percentage of his or her base salary. The number of stock options and performance units granted were then adjusted for certain executive officers based on the same factors used for determining base salary. Decisions with respect to grants of restricted stock to executive officers were discretionary and were based on the same factors used for determining base salary.

     In fiscal year 1997, the compensation committee established stock ownership guidelines for all SVIP participants. The Chairman and the Chief Executive Officer have guidelines of at least five times, and senior officers, including the other named executive officers, have guidelines of at least three times, the amount of their annual base salary invested in common stock of the Company. Participants have until the end of fiscal year 2002 or within five years of first becoming a participant in the SVIP, whichever is later, to achieve these stock ownership guidelines. In addition in fiscal year 1997, the compensation committee established stock ownership guidelines for outside directors. The guideline for outside directors is to have at least $100,000 invested in the common stock of the Company by the end of fiscal year 2002 or within five years of their initial election to the board of directors, whichever is later.

Chief Executive Officer Compensation

     Howard B. Bernick's fiscal year 2002 total compensation was established considering competitive market comparisons, Company performance, which included records in each of sales, pre-tax earnings, net earnings and earnings per share for the eleventh consecutive year, and the executive compensation philosophy established by the compensation committee. This philosophy targets total compensation at competitive levels and provides significant performance-based variable compensation opportunities.

     Mr. Bernick's fiscal year 2002 annual incentive award under the MIP was formula based and reflected record sales and record pre-tax earnings performance.

     The number of stock options and performance units granted to Mr. Bernick was based on formulas proposed by the Company's outside compensation consultants and reviewed and approved by the compensation committee. Under these formulas, Mr. Bernick's grants were equal to a percentage of his base salary.

Deductibility of Compensation

     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Code was amended to add Section 162(m) which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the four other most highly compensated officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1.0 million per year is deductible by the Company only if it is "performance-based."

     It is the Company's policy to take into account the deductibility for federal income tax purposes of the compensation paid to its executive officers. The Company believes that all bonuses and awards paid to executive officers under the MIP and SVIP, respectively, will be tax deductible and that any compensation generated upon the exercise of non-qualified stock options granted under the 1988 ACSOP or the vesting of restricted shares under the 1994 RSP will be tax deductible by the Company.

                                              Compensation Committee Members

                                              Robert H. Rock, Chairman

                                              A. Robert Abboud

                                              A. G. Atwater, Jr.

                                              James G. Brocksmith, Jr.

                                              Jim Edgar

                                              Sam J. Susser

                             Audit Committee Report

     The primary purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. In this context, the audit committee has met with management (including the Chief Executive Officer, Chief Financial Officer and Vice President of Corporate Audit) and KPMG LLP, the Company's independent public accountants ("Independent Auditors").

     The audit committee held meetings with the Company's internal auditors and Independent Auditors, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their audits, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reports.

     The audit committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The audit committee also discussed with the Independent Auditors the matters required by Statement on Auditing Standards No. 61 ("Communication With Audit Committees").

     With respect to independence, the audit committee has received the written disclosures and the letter from the Independent Auditors required by the Independence Standards Board Standard No. 1 ("Independence Discussions With Audit Committees") and has discussed with the Independent Auditors their independence.

     Based upon the reviews and discussions referred to above, the audit committee has (i) approved the selection of KPMG LLP as the independent auditors for the 2003 fiscal year and (ii) recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                              Audit Committee Members

                                              A. Robert Abboud, Chairman

                                              A.G. Atwater, Jr.

                                              James J. Brocksmith, Jr.

                                              King Harris

                                              John A. Miller

                                              Allan B. Muchin

                                              Sam J. Susser

                             Audit and Related Fees
Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002 (including foreign statutory audits) and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,583,000.

Financial Information Systems Design and Implementation Fees

     KPMG LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended September 30, 2002.

All Other Fees

     The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended September 30, 2002, were as follows:

Other audit-type services   $160,000
Tax services                 689,000
Other services                54,000
                            --------
                            $903,000
                            ========

     The Company's audit committee considered whether the non-audit services rendered by KPMG LLP to the Company was compatible with maintaining KPMG LLP's independence.

                                Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's Class A common stock and Class B common stock, the Standard & Poor's 500 Index, and a selected peer group of companies for the last five fiscal years. The selected peer group consists of Avon Products, Inc.; Church & Dwight Co., Inc.; The Clorox Company; Claire's Stores, Inc.; The Dial Corp.; Dollar General Corporation; The Estee Lauder Companies; Family Dollar Stores, Inc.; Linens `N Things, Inc.; McCormick & Company, Incorporated; Michaels Stores, Inc.; Payless Shoesource, Inc.; Playtex Products, Inc.; Regis Corporation, and Revlon, Inc.

     For the purpose of calculating the peer group average, the cumulative total shareholder returns of each company have been weighted according to its stock market capitalization at the beginning of the fiscal year. The graph assumes $100 was invested on September 30, 1997 and that all dividends were reinvested.

                        [Performance Graph Appears Here]

                         1998   1999   2000   2001   2002
                         ----   ----   ----   ----   ----
Alberto-Culver Class A   $ 83     77    100    133    188
Alberto-Culver Class B     77     77     98    133    168
S & P 500 Index           109    139    158    116     92
Peer Group                106    122    119    123    133

                             Principal Stockholders

     The table below contains information as of November 15, 2002, unless otherwise specified in the footnotes, concerning stock ownership by each person known to beneficially own 5% or more of either class of the Company's outstanding shares of common stock, based upon information supplied to the Company by such persons.

 Name and Address                                      Amount and Nature of
of Beneficial Owner               Title of Class   Beneficial Ownership (1)(2)   Percent of Class
-------------------               --------------   ---------------------------   ----------------
Leonard H. Lavin                     Class A                401,082 (3)                1.54%
2525 Armitage Avenue                 Class B              4,115,304 (3)               12.73%
Melrose Park, IL  60160

Bernice E. Lavin                     Class A                407,912 (4)                1.56%
2525 Armitage Avenue                 Class B              3,410,178 (4)               10.55%
Melrose Park, IL  60160

Carol L. Bernick                     Class A                600,368 (5)                2.29%
2525 Armitage Avenue                 Class B              1,522,588 (5)                4.71%
Melrose Park, IL  60160

Barclays Global Investors            Class A                  3,918 (6)                  (7)
46 Fremont Street, 17th Floor        Class B              1,460,574 (6)                4.52%
San Francisco, CA 94105

Deutsche Bank Securities Inc.        Class A              1,729,948 (8)                6.63%
31 West 52nd Street                  Class B                697,778 (8)                2.16%
New York, NY  10019

FMR Corp.                            Class A              4,223,590 (9)               16.18%
82 Devonshire Street                 Class B              2,960,934 (9)                9.16%
Boston, MA 02109

Franklin Resources, Inc.             Class A              1,478,450 (10)               5.66%
777 Mariners Island Blvd.            Class B                226,782 (10)                 (7)
San Mateo, CA 94403

Kayne Anderson Rudnick               Class A              1,536,769 (11)               5.89%
1800 Avenue of the Stars
Los Angeles, CA 90067

Neuberger Berman, LLC                Class A              2,575,779 (12)               9.87%
605 Third Avenue
New York, NY 10158

Nicholas Company                     Class A              1,307,290 (13)               5.01%
700 N. Water Street, 10th Floor
Milwaukee, WI  53202

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Unless otherwise specifically provided, each individual disclaims beneficial ownership of any shares indicated as owned indirectly (i.e., as trustee or co-trustee of a trust or as an officer of a foundation).

(3) Includes 395,378 Class A shares and 280,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power with Mrs. Lavin and Mrs. Bernick; 3,119,004 Class B shares and 5,704 Class A shares held as co-trustee of a trust with Mrs. Lavin and Mrs. Bernick for the benefit of Mr. Lavin, for which Mr. Lavin shares voting and investment power with Mrs. Lavin and Mrs. Bernick; and 715,378 Class B shares held as co-trustee of a trust with Mrs. Lavin for the benefit of Mr. Lavin, for which Mr. Lavin shares voting and investment power with Mrs. Lavin. Does not include 64 Class A shares and 2,862,931 Class B shares held as co-trustee of a trust with Mrs. Lavin and Mrs. Bernick for the benefit of Mrs. Lavin; and 546,953 Class B shares held as co-trustee of a trust with Mrs. Lavin for the benefit of Mrs. Lavin. In addition, does not include shares reported as owned by Mrs. Lavin, Mr. Bernick or Mrs. Bernick.

(4) Includes 301,944 Class A shares held as trustee of trusts for the benefit of Mr. and Mrs. Lavin's grandchildren; 5,704 Class A shares held as co-trustee of a trust for the benefit of one of her daughters, for which Mrs. Lavin shares voting and investment power with Mrs. Bernick; 100,200 Class A shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick, for which Mrs. Lavin shares voting and investment power with Mrs. Bernick; 546,953 Class B shares held as co-trustee of a trust with Mr. Lavin for the benefit of Mrs. Lavin, for which Mrs. Lavin shares voting and investment power with Mr. Lavin; and 2,862,931 Class B shares and 64 Class A shares held as co-trustee of a trust with Mr. Lavin and Mrs. Bernick for the benefit of Mrs. Lavin, for which Mrs. Lavin shares voting and investment power with Mr. Lavin and Mrs. Bernick. Does not include 5,704 Class A shares and 3,119,004 Class B shares held as co-trustee of a trust with Mr. Lavin and Mrs. Bernick for the benefit of Mr. Lavin; 715,378 Class B shares held as co-trustee of a trust with Mr. Lavin for the benefit of Mr. Lavin; and 395,378 Class A shares and 280,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin, Mr. Bernick or Mrs. Bernick.

(5) Includes 81,000 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 1,026,982 Class B shares held as trustee of a trust for the benefit of Mrs. Bernick's sister; 80,088 Class A shares held as trustee of trusts for the benefit of certain of Mr. and Mrs. Bernick's family members; 487,216 Class B shares and 439,280 Class A shares held as trustee or co-trustee of trusts for the benefit of Mrs. Bernick; and 8,390 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan (the "Profit Sharing Plan"). Does not include 35,000 Class A shares and 66,400 Class B shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; 64 Class A shares and 2,862,931 Class B shares held as co-trustee of a trust with Mr. and Mrs. Lavin for the benefit of Mrs. Lavin; 5,704 Class A shares and 3,119,004 Class B shares held as co-trustee of a trust with Mr. and Mrs. Lavin for the benefit of Mr. Lavin; 5,704 Class A shares held as co-trustee of a trust with Mrs. Lavin for the benefit of her sister; and 395,378 Class A shares and 280,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick, Mr. Lavin or Mrs. Lavin.

(6) This information is based on information provided to the Company by Barclays Global Investors ("Barclays") on November 6, 2002 and reflects Barclays' holdings as of October 24, 2002. Barclay's has no voting authority over 53,509 Class B shares included in the table. Assuming that Barclays converted all of its Class B shares into Class A shares, Barclays would beneficially own 5.3% of the Class A shares outstanding.

(7)  Less than 1% of the outstanding shares.

(8) This information was provided to the Company by Deutsche Bank Securities Inc. ("DBS") on November 8, 2002 and reflects DBS' holdings as of November 7, 2002. DBS shares the voting authority with respect to 491,190 Class B shares. Of the 697,778 Class B shares listed, 518,586 Class B shares are held by Taunus Corp., an affiliate of DBS.

(9) The beneficial ownership of the Company's shares arises in the context of passive investment activities only by various investment accounts managed by various Fidelity companies on a discretionary basis (the "Fidelity Accounts"). The Fidelity Accounts are institutional investors engaged in the investment business. This information is based on information provided to the Company by FMR Corp. on October 31, 2002 and reflects FMR Corp.'s holdings as of October 30, 2002.

(10) This information is based on a Form 13F filed by Franklin Resources, Inc. ("Franklin") and reflects Franklin's holdings as of September 30, 2002.

(11) This information is based on information provided to the Company by Kayne Anderson Rudnick ("Kayne") on November 6, 2002 and reflects Kayne's holdings as of October 31, 2002.

(12) Neuberger Berman, LLC ("NB") is a registered investment advisor. In its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management. As a result, NB may be deemed to have beneficial ownership of such shares. NB does not, however, have any economic interest in the shares. NB's clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of August 30, 2002, of the shares as set forth in the table, NB had shared dispositive power with respect to 2,575,779 Class A shares, sole voting power with respect to 198,222 Class A shares and shared voting power with respect to 1,741,500 Class A shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purposes of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. NB is the sub-advisor to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation. This information is based on the information provided to the Company by NB on October 29, 2002 and reflects NB's holdings as of August 30, 2002.

(13) This information is based on information provided to the Company by Nicholas Company ("Nicholas") and reflects Nicholas' holdings as of October 24, 2002.

                         Certain Business Relationships

     During fiscal year 2002, the Company retained the law firm of Katten Muchin Zavis Rosenman, of which Allan B. Muchin is a senior partner, and incurred fees for legal services of approximately $12,000. The Company has retained the firm to perform legal services during fiscal year 2003. In addition, pursuant to a secondary offering in which Class B shares were sold to the public by Mrs. Bernick, Mr. and Mrs. Lavin, the CLB Investment Trust, and Mr. Wirtz or their affiliates (the "Selling Stockholders"), the Selling Stockholders agreed to reimburse the Company for expenses it incurred in connection with the offering, up to $500,000. The expenses were less than $500,000 and have been reimbursed to the Company by the Selling Stockholders.

               Approval of the Employee Stock Option Plan of 2003

     The Employee Stock Option Plan of 2003 (the "2003 ACSOP"), is being presented to stockholders for their approval. If approved, the 2003 ACSOP will permit the compensation committee to grant non-qualified options to purchase up to 6,000,000 shares of Class B common stock to eligible key employees of the Company and its subsidiaries who perform services which materially contribute to the management, operation and development of the Company's business. As of September 30, 2002, the Company had authority to issue options to purchase 5,052,798 shares of Class A common stock pursuant to the Employee Stock Option Plan of 1988 (the "1988 ACSOP"). If the stockholders approve the 2003 ACSOP, no more options may be granted under the 1988 ACSOP. Mr. and Mrs. Lavin have elected not to receive options under both the 1988 ACSOP and the 2003 ACSOP.

     Shares subject to options may be made available from unissued or treasury shares. Shares subject to options which terminate, are surrendered or expire unexercised, in whole or in part, may be subsequently used to grant additional options under the 2003 ACSOP. In addition, any Class B shares withheld to pay, in whole or in part, the amount required to be withheld from taxable compensation under applicable tax laws related to option exercises may be subsequently used to grant additional options under the 2003 ACSOP. Approximately 415 key employees participate in the 1988 ACSOP. The Company anticipates a similar number of key employees will participate in the 2003 ACSOP. The maximum number of shares of Class B common stock for which options may be granted to one individual under the 2003 ACSOP is 400,000 shares in any fiscal year.

     The price at which shares of Class B common stock may be purchased under the 2003 ACSOP will be determined by the compensation committee, but may not be less than the fair market value of a share of Class B common stock at the time the option is granted (subject to adjustment as provided in this paragraph). Each option, the number and kind of shares subject to future options and the number of shares subject to options that may be granted to a participant in any fiscal year may be adjusted, as may be determined to be equitable in the sole and absolute discretion of the compensation committee, in the event there is any change in the outstanding Class B common stock, or any event that could cause a change in the outstanding Class B common stock, including, without limitation, by reason of a stock dividend, recapitalization, reclassification, issuance of Class B common stock, issuance of rights to purchase Class B common stock, issuance of securities convertible into or exchangeable for Class B common stock, merger, consolidation, stock split, reverse stock split, spin-off, combination, exchange or conversion of shares, or any other similar type of event.

     Options will be granted for a term of ten years (or such shorter period as the compensation committee determines) and generally will become exercisable with respect to 25% of the optioned shares one year after the date of grant and with respect to an additional 25% at the end of each of the three years thereafter, although the compensation committee may provide at the date of grant for another time or times of exercise, accelerate the exercisability of any option subject to any terms and conditions that it deems necessary and appropriate, or extend the term of any option previously granted (but not beyond ten years from the date of grant). After the date of grant, the Company cannot reduce the exercise price of any option granted under the 2003 ACSOP (except as provided in the preceding paragraph), without the approval of the shareholders.

     On November 29, 2002, the closing price of the Class B common stock, as reported on the composite tape of the New York Stock Exchange, was $________ per share.

     The compensation committee intends to grant stock options to employees in January or February 2003. Because the Company is waiting to grant options under the 2003 ACSOP pending shareholder approval, and it has been the customary practice and plans after this year to grant the bulk of stock options on October 1st of each year, the compensation committee currently anticipates that 25% of the options granted in January or February 2003 will vest approximately eight months after grant and will expire nine years and eight months after grant. The remaining options will vest annually thereafter in equal increments of 25%, so that they will be fully vested approximately three years and eight months following their grant.

     If a participant's employment is terminated for any reason other than death, retirement, disability, or a change in control as defined in the 2003 ACSOP and summarized above under "Employment Contracts, Termination of Employment and Change in Control of Arrangements," the participant's options terminate upon his or her termination of employment. If a participant dies, the executors or administrators of his or her estate have the right for one year following his or her death (but not after the expiration of the option's term) to exercise the option, but only to the extent the participant could have done so prior to his or her death. If a participant's employment terminates due to retirement or disability, the option shall terminate one year after his or her termination of employment (but not after the expiration of the option) and may be exercised only to the extent that the participant could have exercised it at the date of his or her termination of employment.

     The vesting of all outstanding stock option awards will be accelerated upon the occurrence of a change in control, as defined in the 2003 ACSOP and summarized above under "Employment Contracts, Termination of Employment and Change in Control Arrangements," and all outstanding stock option awards will, depending on the type of consideration given to stockholders in connection with the change in control, either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option.

     An option granted under the 2003 ACSOP is not assignable or transferable other than by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the optionee only by him or her. An option transferred by will or the laws of descent and distribution may only be exercised by the legatee or distributee during the one-year period following the optionee's death and may only be exercised to the extent it was exercisable by the optionee prior to his or her death.

     Options may be exercised (subject to the receipt of payment) by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased. The full purchase price for such shares may be paid either in cash, by check, by delivery of shares of Class A common stock, by delivery of shares of Class B common stock or by a combination of these methods. In addition, when an optionee is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with the exercise of an option, the optionee may satisfy this obligation, in whole or in part, by making an election to have the Company withhold shares of Class B common stock, or, by delivering shares of Class A common stock, Class B common stock or a combination thereof having a value equal to the amount required to be withheld. Class A common stock and/or Class B common stock delivered or withheld will be valued at its fair market value on the date of exercise.

     The Company understands that under existing federal income tax law, there will be no federal income tax consequences to either the optionee or the Company on the grant of an option. Upon the exercise of a non-qualified option, the optionee will have taxable ordinary income equal to the difference between the option price and the fair market value of the shares received on the exercise. The Company will be entitled to a tax deduction in an amount equal to such difference, provided the Company complies with applicable tax withholding and reporting rules. The optionee will have a tax basis in the shares acquired equal to the fair market value of the shares on the exercise date. Any additional gain or loss realized on the sale or exchange of shares received upon the exercise of a non-qualified option will be treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.

     Optionees may deliver previously-owned shares of Class A common stock and/or Class B common stock or a combination thereof in payment of the option price. In such case, the Company understands that (i) with respect to the shares exchanged to pay the option price, no gain or loss will be recognized by the optionee at the time of exercise, and the basis and holding period of a portion of the shares received in the exchange (to the extent such shares are equal to the fair market value of the shares surrendered to pay the option price) will be the same as the basis and the holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise (such additional shares being the shares received in excess of the fair market value of the surrendered shares), the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value of the additional shares received on the date of exercise less any cash paid upon exercise. The tax basis of additional shares received will be equal to their fair market value on the date of exercise.

     The 2003 ACSOP may be amended, suspended or discontinued by the compensation committee or the board of directors at any time, provided, however that no such amendment, suspension or discontinuance may (i) adversely affect or impair any option previously granted without the consent of the optionee or (ii) except as otherwise provided in the 2003 ACSOP, increase the total number of shares which may be granted or decrease the minimum price at which options may be granted without the approval of the stockholders. If the 2003 ACSOP is not approved, the Company may continue to grant options under the 1988 ACSOP.

     The board of directors recommends that the stockholders vote FOR the approval of the Employee Stock Option Plan of 2003.

        Approval of the 2003 Stock Option Plan For Non-Employee Directors

     The 2003 Stock Option Plan For Non-Employee Directors (the "2003 Director Plan"), is being presented to stockholders for their approval. If approved, the 2003 Director Plan will permit the granting of non-qualified options to purchase up to 150,000 shares of Class B common stock to eligible directors who are not officers or employees of the Company or any of its subsidiaries. The Company currently has authority to issue options to purchase 56,250 shares of Class A common stock to eligible directors pursuant to the 1994 Stock Option Plan For Non-Employee Directors ("1994 Director Plan"). If stockholders approve the 2003 Director Plan, no more options may be granted under the 1994 Director Plan.

     Shares subject to options may be made available from unissued or treasury shares. Shares subject to options which terminate, are surrendered or expire unexercised, in whole or in part, may be subsequently used to grant additional options under the 2003 Director Plan.

     The 2003 Director Plan provides that an option to purchase (i) 7,500 shares of Class B common stock will automatically be granted by the board of directors, without further action, to each eligible director of the Company upon his or her initial election or appointment as a director of the Company ("Initial Grant"), and (ii) 2,500 shares of Class B common stock will automatically be granted by the board of directors, without further action, to each eligible director of the Company as of the date of each regularly scheduled annual meeting of the stockholders of the Company ("Subsequent Grants"), starting at the annual meeting scheduled on January 23, 2003. Currently, ten directors participate in the 1994 Director Plan and nine directors are expected to participate in the 2003 Director Plan. No director who has received an Initial Grant (whether under the 1994 Director Plan or the 2003 Director Plan) shall be entitled to receive a Subsequent Grant during the same fiscal year of the Company. As a result, only seven directors are expected to receive Subsequent Grants under the 2003 Director Plan in fiscal year 2003, if the plan is approved.

     The exercise price of options granted under the 2003 Director Plan will be the fair market value of the Class B common stock on the date of grant (subject to adjustment as provided in this paragraph). Each option, the number and kind of shares subject to future options and the number of shares subject to options that shall be automatically granted by the board of directors may be adjusted, as may be determined to be equitable in the sole and absolute discretion of the board of directors, in the event there is any change in the outstanding Class B common stock, or any event that could cause a change in the outstanding Class B common stock, including, without limitation, by reason of a stock dividend, recapitalization, reclassification, issuance of Class B common stock, issuance of rights to purchase Class B common stock, issuance of securities convertible into or exchangeable for Class B common stock, merger, consolidation, stock split, reverse stock split, spin-off, combination, exchange or conversion of shares, or any other similar type of event. After the date of grant, the Company cannot reduce the exercise price of any option granted under the 2003 Director Plan (except as provided above in this paragraph) without the approval of the shareholders.

     On November 29, 2002, the closing price of the Class B common stock, as reported on the composite tape of the New York Stock Exchange, was $________ per share.

     Each option granted under the 2003 Director Plan will be for a ten-year term and will become exercisable with respect to 25% of the total number of shares one year after the date of grant and with respect to an additional 25% at the end of each of the three years thereafter.

     All outstanding stock option awards will be immediately vested upon the occurrence of a change in control, as defined in the 2003 Director Plan and summarized above under "Employment Contracts, Termination of Employment and Change in Control Arrangements," and all outstanding stock option awards will, depending on the type of consideration given to stockholders in connection with the change in control, either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards.

     Options are not transferable other than by will or the laws of descent and distribution and an option may be exercised during the director's lifetime only by the director. If the director dies without having fully exercised his or her option, the executor or administrator or his or her estate or his or her legatees or distributees may exercise the option during a one-year period following the director's death (or at the expiration of the term of such option if sooner) but only to the extent the director could have exercised the option at the date of his or her death. If a director resigns from the board of directors due to disability or retirement, the director's option shall terminate one year after his or her resignation (or at the expiration of the term of such option if sooner) and may be exercised only to the extent the director could have exercised the option at the date of his or her resignation. If a director resigns from the board of directors for any reason other than disability or retirement, the director's option shall terminate upon said resignation.

     Options may be exercised by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased, accompanied by the full purchase price for such number of shares, in cash, by check, in shares of Class A common stock, in shares of Class B common stock, or a combination thereof. Any Class A and/or Class B common stock delivered in payment of the exercise price will be valued at its fair market value on the date of exercise.

     The Company understands that under existing federal income tax law, there will be no federal income tax consequences to either the director or the Company on the grant of the option. Upon the exercise of an option, the director will have taxable ordinary income equal to the difference between the option price and the fair market value of the shares received on the exercise. The Company will be entitled to a tax deduction in an amount equal to such difference, provided the Company complies with applicable tax reporting rules. The director will have a tax basis in the shares acquired equal to the fair market value of the shares on the exercise date. Any additional gain or loss realized on the sale or exchange of shares received upon exercise will be long-term or short-term capital gain or loss, depending on how long the director held the shares after the date of exercise.

     Directors may deliver previously-owned shares of Class A common stock, Class B common stock or a combination thereof in payment of the option price. In such case, the Company understands that (i) with respect to the shares exchanged to pay the option price, no gain or loss will be recognized by the director at the time of exercise, and the basis and holding period of a portion of the shares received in the exchange (to the extent such shares are equal to the fair market value of the shares surrendered to pay the option price) will be the same as the basis and the holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise (such additional shares being the shares received in excess of the fair market value of the surrendered shares), the director will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value of the additional shares received on the date of exercise less any cash paid upon exercise. The tax basis of additional shares received will be equal to their fair market value on the date of exercise.

     The 2003 Director Plan may be amended or discontinued by the board of directors at any time, provided, however, that no such amendment or discontinuance shall (i) adversely affect or impair any option previously granted without the consent of the director or (ii) except as otherwise provided in the plan, without stockholder approval increase the total number of shares for which options may be granted to eligible directors pursuant to the 2003 Director Plan or change the purchase price. If the 2003 Director Plan is not approved, the Company may continue to grant options under the 1994 Director Plan.

     Assuming that the 2003 Director Plan is approved, the seven non-employee directors as a group will receive options to purchase a total of 17,500 Class B shares as of January 23, 2002. See "New Plan Benefits" table below.

     The board of directors recommends that the stockholders vote FOR the approval of the Alberto-Culver Company 2003 Stock Option Plan For Non-Employee Directors.

                   Approval of the 2003 Restricted Stock Plan

     The Alberto-Culver Company 2003 Restricted Stock Plan (the "2003 RSP"), is presented to stockholders for their approval. If approved, the 2003 RSP will permit the granting of up to 600,000 shares of Class B common stock ("Restricted Stock") to key employees of the Company and its subsidiaries who perform services which contribute materially to the management, operation and development of the Company's business. As of September 30, 2002, the Company had authority to issue 539,200 shares of Class A common stock under the Alberto-Culver Company 1994 Restricted Stock Plan (the "1994 RSP"). If stockholders approve the 2003 RSP, no more shares may be granted under the 1994 RSP. The purpose of the 2003 RSP is to enable the Company to attract, retain, motivate and reward key employees by providing them with a means to acquire an equity interest or to increase such interest in the Company in return for high levels of individual contribution and continued service.

     The compensation committee administers the RSP and designates the key employees to receive Restricted Stock, the time or times and the size and terms of each individual grant of Restricted Stock under the RSP.

     Shares granted under the 2003 RSP consist of authorized but unissued shares or treasury shares. If, at any time, shares of Class B common stock issued pursuant to the 2003 RSP are forfeited to the Company in connection with the restrictions imposed on such shares, such reacquired shares will become available for issuance under the 2003 RSP at any time prior to its termination. In addition, any shares of Class B common stock withheld to pay, in whole or in part, the amount required to be withheld from taxable compensation under applicable tax laws, shall become available for issuance under the 2003 RSP at any time prior to its termination. Approximately 150 key employees participate in the 1994 RSP. The Company anticipates a similar number of key employees will participate in the 2003 RSP.

     The compensation committee may take such action with regard to adjusting the number of shares that may be granted under the 2003 RSP as it considers to be equitable in its sole and absolute discretion in the event there is any change in the outstanding Class B common stock, or any event that could cause a change in the outstanding Class B common stock, including, without limitation, by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, merger, consolidation, combination, issuance of securities convertible into or exchangeable for Class B common stock, exchange or conversion of shares, or any other similar type of event.

     Restricted Stock granted under the 2003 RSP will vest on a cumulative basis in equal annual increments of one-fourth of the shares granted commencing two years after the date of grant and ending five years after the date of grant. The compensation committee may (i) accelerate the vesting of any shares of Restricted Stock granted under the 2003 RSP as the compensation committee deems necessary or desirable to effectuate the purpose of the 2003 RSP or (ii) specifically provide at the date of grant for another vesting schedule which is different than the vesting schedule set forth in the first sentence of this paragraph. An employee may not assign his or her rights in the 2003 RSP and Restricted Stock granted thereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated so long as the shares are subject to forfeiture and other restrictions under the 2003 RSP.

     In the event a participant's employment terminates for any reason other than death, retirement, disability, or a change in control as defined in the 2003 RSP and summarized above under "Employment Contracts, Termination of Employment and Change in Control Arrangements," any shares of Restricted Stock which have not vested or are still subject to other forfeiture conditions will be automatically forfeited to the Company. In the event a participant's employment terminates due to death, retirement or disability, the compensation committee may waive any forfeiture conditions on any shares of Restricted Stock granted to such participant, including any uncompleted portion of the time restriction.

     In the event of the occurrence of a change in control, as defined in the 2003 RSP, all outstanding shares of Restricted Stock shall immediately become fully vested.

     A participant granted Restricted Stock under the 2003 RSP will have full voting and, unless otherwise determined by the compensation committee, dividend rights with respect to such shares of Restricted Stock. Any stock dividends will be subject to the same restrictions on transferability as the shares of Restricted Stock. In connection with the grant of Restricted Stock, a participant may be required to grant to the Company a security interest in the Restricted Stock to secure payment of any sums becoming due to the Company.

     When a participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with the vesting of Restricted Stock, the participant may satisfy this obligation, in whole or in part, by making an election to have the Company withhold shares of Class B common stock having a value equal to the amount required to be withheld.

     The 2003 RSP may be amended at any time by the compensation committee or the board of directors, provided, however, that no such amendment may increase the maximum number of shares which may be granted under the 2003 RSP, except as otherwise provided in the 2003 RSP, or permit the granting of Restricted Stock to anyone other than key employees of the Company and its subsidiaries. In addition, no amendment or termination of the 2003 RSP may adversely affect any shares previously granted or issued pursuant to the 2003 RSP. If the 2003 RSP is not approved, the Company may continue to grant Restricted Stock under the 1994 RSP.

     The board of directors recommends that the stockholders vote FOR the approval of the Alberto-Culver Company 2003 Restricted Stock Plan.

      Re-Approval of the 1994 Shareholder Value Incentive Plan, As Amended

     The 1994 Shareholder Value Incentive Plan, as Amended (the "SVIP"), is being presented to shareholders for their re-approval. The SVIP was originally approved by the shareholders on January 26, 1995 and re-approved on January 27, 2000, and January 24, 2002. The material amendment proposed for the SVIP is to use the Class B common stock of the Company to measure the Company's total shareholder return ("TSR"), as defined below, rather than the Class A common stock of the Company.

     The SVIP is intended to provide key salaried employees of the Company and its subsidiaries who have substantial responsibility for the Company's management and growth with additional incentives through the grant of awards based upon the Company's TSR, thereby (i) more closely linking the interests of such employees with stockholders, (ii) increasing the personal stake of such employees in the continued success and growth of the Company, and (iii) encouraging them to remain in the employ of the Company. Approximately 85 employees currently participate in the SVIP. Below is a summary of the material terms of the SVIP.

     The SVIP is administered by the compensation committee of the board of directors. Under the SVIP, eligible employees selected by the compensation committee will receive performance units having a target value at the time of grant of $1,000 per unit. At the time performance units are granted, the compensation committee will establish objectives for the next three consecutive fiscal years based on the percentile ranking of the performance of the Class B common stock among the performance of the companies comprising the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's MidCap 400 Index, (iii) Standard & Poor's SmallCap 600 Index, (iv) Standard & Poor's SuperComposite 1500 Index, (v) Russell 3000 index, or (vi) Russell 2000 Index. The index chosen by the compensation committee for a particular performance period shall be referred to as the "Applicable Index." The Class B common stock is included in the Standard & Poor's 500 Index and the Standard & Poor's SuperComposite 1500 Index. The compensation committee has selected the Standard & Poor's 500 Index as the Applicable Index for the three-year performance period ended September 30, 2005.

     Performance of the Company and the Applicable Index companies will be measured by TSR. TSR is defined as the percentage by which the ending per share price of common stock (determined by using the average closing price for the ten trading days prior to and including the last day of the applicable performance period), as adjusted for any stock split, reclassification or other recapitalization, plus reinvested dividends, exceeds the beginning per share price of the common stock (determined by the average closing price for the ten days prior to and including the first day of the applicable performance period). For purposes of the Company's performance, TSR is computed using the Class B common stock. A performance period is any three consecutive fiscal years of the Company, unless accelerated pursuant to a change in control as described below.

     Prior to or within 90 days following the beginning of a performance period, the compensation committee will establish a matrix to determine the amount of the awards payable upon the attainment of the objectives. As the Company's percentile ranking among the Applicable Index companies improves, the commensurate amount of the award will increase to a maximum of $2,000 (200% of the target award) per unit. No award will be payable if the Company's TSR compared to the TSR of the companies comprising the Applicable Index would rank it at less than the 40th percentile. The compensation committee may reduce or eliminate an award if the Company's TSR for a performance period is negative.

     At the end of the performance period, the compensation committee will certify the Company's TSR percentile ranking among the companies comprising the Applicable Index and to what extent the objectives established by the compensation committee for the performance period have been attained. The maximum award payable to a single SVIP participant in cash or in Class B common stock for any performance period may not exceed the lesser of 200% of the target award or $4.0 million. Awards will be distributed on or before the 15th day of the third month following the end of the applicable performance period.

     Participants may elect to receive all or a portion of their award in Class A common stock (with respect to grants made on or before September 30, 2002) or Class B common stock (with respect to grants made on or after October 1, 2002). Participants owning shares of Class A and Class B common stock having a dollar value below a level determined by the compensation committee will be required to take at least 50% of their awards, less applicable withholding taxes, in Class A common stock (with respect to grants made on or before September 30, 2002) or Class B common stock (with respect to grants made on or after October 1, 2002).

     If a participant's employment is terminated prior to the end of a performance period for any reason other than death, retirement, disability, or a change in control as defined in the SVIP and summarized above under "Employment Contracts, Termination of Employment and Change in Control Arrangements," any performance units held by the participant shall be immediately cancelled. If a participant's employment terminates due to death, disability or retirement, the participant, or in the case of death, his or her estate or named beneficiary, will receive a prorated cash award based on the number of full calendar months the participant was employed during the performance period.

     In the event of a change in control of the Company, all or a pro-rata portion of the outstanding performance units, based on the number of fiscal years of each performance period that have elapsed and the TSR for the Company as of the date of the change in control compared to the TSR for the Applicable

Index companies as of the end of the last quarter for which such information is available, will become payable in cash within 30 days following such change in control. If at least six full calendar months of any fiscal year have elapsed, the entire fiscal year shall be deemed to have elapsed.

     In event of a change in control of the Company, awards may be reduced (but not below zero) so that the present value, as determined in accordance with
Section 280G(d)(4) of the Internal Revenue Code (the "Code"), of such payments plus any other payments relating to a participant under Section 280G(b)(2)(A)(ii) of the Code shall not, in the aggregate, exceed 2.99 times such participant's "base amount" as defined in Section 280G(b)(3) of the Code. No such reduction, however, shall be applied to any payments which do not constitute "excess parachute payments" within the meaning of the Code.

     A participant's rights in, and performance units granted under, the SVIP may not be assigned or transferred except by will or the laws of descent and distribution. A participant's benefits under the SVIP are reflected on the Company's books as general, unsecured and unfunded obligations of the Company, and the SVIP does not give any person any right or security interest in any asset of the Company, nor does it imply a trust or segregation of assets by the Company. The compensation committee or the board of directors may terminate or amend the SVIP at any time, provided no such amendment may adversely affect or impair previously granted performance units and the termination of the SVIP shall have no impact on previously granted performance units.

     The board of directors recommends that the stockholders vote FOR the re-approval of the 1994 Shareholder Value Incentive Plan, as Amended.

                                New Plan Benefits

     The table below contains information regarding (i) the number of units that were granted, subject to shareholder approval, under the 1994 Shareholder Value Incentive Plan, as amended, and (ii) the number of options that will be granted on January 23, 2003 if the 2003 Stock Option Plan for Non-Employee Directors is approved by stockholders. If stockholders do not approve the 1994 Shareholder Value Incentive Plan, as amended, the number of units granted will remain the same but the Company's TSR will be based upon the Class A common stock rather than the Class B common stock.

                                                            1994 Shareholder       2003 Stock Option Plan
                                                          Value Incentive Plan   for Non-Employee Directors
                                                          --------------------   --------------------------
                                                                Number of                 Number of
                 Name and Position                          SVIP Units/(1)/          Stock Options/(2)/
                 -----------------                          ---------------          ------------------
Leonard H. Lavin ......................................            600                          0
   Chairman

Bernice E. Lavin ......................................            250                          0
   Vice Chairman, Secretary and Treasurer

Howard B. Bernick .....................................            725                          0
   President and Chief Executive Officer

Carol L. Bernick ......................................            340                          0
   Vice Chairman, Assistant Secretary, and
   President Alberto-Culver Consumer
   Products Worldwide

Michael H. Renzulli ...................................            340                          0
   President, Sally Beauty Company, Inc.

Executive Group (Eight persons including the above) ...          2,490                          0

Non-Executive Director Group ..........................              0                     17,500

Non-Executive Officer Employee Group ..................          2,210                          0

(1) Awards under the SVIP are made in the form of performance units, each unit having a payout value of $250 if the threshold performance level is attained, $1,000 if the target performance level is attained and $2,000 if the maximum performance level is attained. Units will have no value if the threshold performance level is not attained. In the event of a change in control, payouts of awards may be reduced (but not below zero) under certain circumstances, so as not to constitute "excess parachute payments" within the meaning of the Code.

(2) The exercise price per share of each stock option automatically granted to non-employee directors would be 100% of the price per share of the Class B common stock on the date of grant of such option.

     Approval of Amendments to the Company's Restated Certificate of
Incorporation

General

     The board of directors of the Company has approved, and recommends that the stockholders approve, the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Current Certificate"). Copies of the Restated Certificate of Incorporation as amended and restated (the "Proposed Certificate") and the Current Certificate are attached as Annex A and Annex B to this Proxy Statement, respectively. The primary purposes of the amendments approved by the board are:

     . to increase flexibility by increasing the authorized capital stock of the Company,

     . eliminate Article 12 of the Current Certificate, which the board of directors believes is no longer necessary in light of other available takeover protections and which may unduly hinder desirable transactions, and

     . to generally reflect developments in Delaware corporate law, otherwise update and clarify certain provisions and eliminate unnecessary provisions.

     When determining the content of the Proposed Certificate, the board of directors considered the document in its entirety. The Company's certificate of incorporation was first adopted in 1961 and has been amended from time to time since then without being revisited as a whole. The goal of the board was to propose to the stockholders a certificate of incorporation that is clear, concise, cohesive and consistent with current Delaware corporate law. As a result, all of the amendments to the Current Certificate are dependent upon the approval by the stockholders of the Proposed Certificate in its entirety.

Amendments

     The following discussion summarizes the more significant amendments to the Current Certificate. In addition to the changes described below, there are other non-material clarifications, deletions and changes contained in the Proposed Certificate.

     Article 4 - Increase Authorized Capital Stock

     The board proposes to increase the authorized capital stock of the Company from 150 million shares of common stock consisting of 75 million Class A shares and 75 million Class B shares to 300 million shares of common stock consisting of 150 million Class A shares and 150 million Class B shares. On November 29, 2002, ____ shares of common stock were outstanding consisting of ____shares of Class A common stock and ____shares of Class B common stock.

     Although the board of directors has not made a decision to do so, having 75 million additional authorized shares of each of Class A and Class B common stock would increase flexibility by, among other things, enabling the board of directors to effect a 100% stock dividend on both classes and/or to convert the Class A common stock into Class B common stock.

     While the increase in authorized shares of Class A and Class B common stock is not being proposed for this reason, the availability of the additional shares could be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management by increasing the aggregate outstanding shares, and thus, the number of shares required to accomplish such a transaction. Except for certain transactions involving the issuance of stock for which the New York Stock Exchange rules require prior stockholder approval, the board of directors may approve the issuance of previously authorized shares of common stock at such times and to such persons as it may determine to be in the best interest of the Company and its stockholders without prior approval of or ratification by the stockholders. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, even if the transaction were favored by the current stockholders. The board of directors is not aware of any attempt to take control of the Company.

     The issuance of additional shares could also have a dilutive effect on earnings per share and, because the stockholders of the Company have no preemptive rights, on the equity ownership of the present holders of common stock.

     In addition to increasing the capital stock of the Company, the Proposed Certificate also contains other amendments to Article 4 designed to clarify the procedure by which a conversion would be implemented and the operation of the provisions of Article 4 of the Proposed Certificate after a conversion. The calculation of the fair market value of fractional shares has also been updated in order to reflect the current operations of the markets.

     Elimination of Article 12

     The board proposes to eliminate Article 12 of the Current Certificate.
Article 12 was approved by the stockholders of the Company in 1979 and provides that the affirmative vote of 75% of the outstanding voting stock (on a share-for-share basis) is required for a merger or consolidation of the Company or any of its subsidiaries with, or sale of assets to, or issuance or delivery of its shares to, any other corporation, person or entity (a "Prior Holder"), or any of its affiliates, subsidiaries or associates, which owns or controls directly or indirectly, 5% or more of the Company's outstanding voting shares, unless the transaction has been approved by the Company's board of directors prior to the acquisition of ownership or control of such 5%. Certain mergers or consolidations with subsidiaries of the Company are also covered by these provisions. Article 12 provides that the Company's board of directors has the power to determine who is a Prior Holder.

     Article 12 renders more difficult an attempt by another corporation, person or entity, through acquisition of a substantial number of shares of the Company's stock, to acquire control of the Company with a view to imposing a merger, consolidation, sale of the Company's assets or other similar transaction which might not be in the best interests of all of the stockholders. However, Article 12 also gives the board of directors of the Company the ability to make a merger, consolidation, sale of the Company's assets or other similar transaction more difficult to achieve, even though the particular transaction might be favored by holders of a majority of the voting power of the Company's shares. The board could choose not to approve a transaction prior to a person becoming a Prior Holder, thus forcing that person to receive 75% approval and possibly assisting the board of directors and management in retaining their positions with the Company. In addition, because of the high threshold for stockholder approval, a minority of stockholders might be able to defeat or delay a combination which both management and the other stockholders consider favorable to the Company and its stockholders.

     The board of directors has concluded that Article 12 is no longer necessary in light of the subsequent adoption of Section 203 ("Section 203") of the Delaware General Corporation Law ("DGCL") and the other takeover protections already included in the Current Certificate. These provisions include the following: a provision for classification of the board of directors into three classes, a requirement that the number of directors, as fixed by our bylaws, may not be changed except by a vote of stockholders holding at least 75% of the voting power of the Company or by a two-thirds vote of directors then in office, a prohibition on the removal of directors other than for cause and a prohibition of stockholder action by written consent. In addition, the Company's dual class capital structure in which Class B shares are entitled to one vote per share and Class A shares are entitled to one-tenth of one vote per share may also provide takeover protection since members of management control almost 29% of the outstanding Class B common stock and almost 28% of the voting power of the Company, while owning just over 22% of the equity of the Company (assuming the exercise of all vested stock options).

     Section 203, which was added to the DGCL after the adoption of Article 12, provides many of the protections afforded by Article 12. Under Section 203 certain "business combinations" between a Delaware corporation, whose stock is listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market or held of record by more than 2,000 stockholders, and an "interested stockholder" (defined generally as those stockholders who become beneficial owners of 15% or more of the voting power of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that stockholder became an interested stockholder, unless

     . the transaction in which the person became interested or the business combination was approved by the board of directors before such person became an interested stockholder,

     . upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting power of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or

     . the business combination is approved by the board of directors of the corporation and ratified by two-thirds of the voting power of the voting stock which the interested stockholder does not own.

The term "business combination" is defined generally to include, among other things, mergers or consolidations between a Delaware corporation and an interested stockholder, certain transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder 's percentage ownership of stock. The purpose of Section 203 is to require a potential acquiror to negotiate with the board of directors.

     In addition, the existence of Article 12 may be an impediment to the board of directors ability to convert all of the Class A common stock into Class B common stock, and thus may be in conflict with the later adopted provisions of the Current Certificate. While the board of directors believes that a shareholder vote would not be required in connection with a conversion, the issue is sufficiently ambiguous that the board of directors concluded that the elimination of Article 12 would be desirable. Although the board has not decided at this time to declassify the two classes of common stock, as recently as the spring of 2002 it undertook a serious review of a possible declassification. No action or board vote was undertaken in that regard, but it was the sense of the board that a declassification would have significant merit, except that it may not have been advisable and in the best interests of the Company and its shareholders at that time because of a difficult accounting issue, which had arisen as a result of recently issued accounting guidance. That accounting issue arises from the fact that (i) employee stock options and restricted stock have been granted in shares of Class A common stock and (ii) pursuant to Issue 41 of the FASB's EITF Issue No. 00-23 (effective January 24, 2002), a declassification may result in either "variable accounting" treatment or a new "measurement date" for outstanding options and unvested restricted stock in shares of Class A common stock, either of which would materially reduce reported net earnings with a non-cash charge in the period of declassification and in each quarter of the remaining vesting periods of the outstanding options and restricted stock. In order to reduce or eliminate an earnings charge related to a potential future declassification, the board has asked for stockholder approval of three new plans to issue stock options and restricted stock grants in shares of Class B common stock rather than Class A common stock. See "Approval of the Employee Stock Option Plan of 2003", "Approval of the 2003 Stock Option Plan for Non-Employee Directors" and "Approval of the 2003 Restricted Stock Plan" above.

     Other Amendments

     Article 3 - Powers and Purposes. The board proposes to simplify the statement of the purposes and powers of the Company by eliminating the extensive list of specific powers and purposes and replacing it with the general statement that the nature of the business or purpose to be conducted or promoted by the Company is to engage in any lawful act or activity to which corporations may be organized under the DGCL. The board of directors believes that the current version of Article 3 is unnecessarily wordy and antiquated.

     Article 8 - Corporate Governance. The current version of Article 8 sets forth a number of provisions intended to govern the powers of the Company, the directors and the stockholders. The provisions the board proposes to eliminate are either unnecessary because they are covered by Delaware law or are now inconsistent with Delaware law and therefore are unenforceable as written or more restrictive than required in the absence of such a provision. Generally, the proposed changes do not change the operation of the Company or powers of the board of directors. However, as a result of the elimination of paragraph j of
Article 8, it will be clear that the board may delegate the granting of options to officers of the Company provided that such a delegation would be consistent with any applicable option or incentive plan and the DGCL.

     Articles 9 and 10 - Voting Requirement. Pursuant to Section C of Article 4 of the Proposed Certificate, all references to a majority or other proportion of stock refer to such majority or other proportion of the votes of such stock. This same provision is contained in the Current Certificate, although its applicability to certain provisions, which provisions are not contained in the Proposed Certificate, is unclear. The board proposes that the necessary vote be clarified in the Proposed Certificate rather than relying upon the interpretation of the general statement. To that end, the Proposed Certificate specifies more precisely the required vote in clause (i) of Article 9 and in
Article 10.

     Article 11 - Board of Directors. The board proposes to eliminate the definition of "cause" for the removal of a director contained in the second paragraph of Article 11 and to eliminate unnecessary provisions regarding the classification of the board of directors contained in the first paragraph of
Article 11.

     The Company has been advised that the definition of "cause" for the removal of directors included in the Current Certificate may be unenforceable because "cause" for this purpose can only be defined by reference to Delaware law. The changes made to paragraph 1 of Article 11 merely eliminate unnecessary references to the date the board of directors was classified into three classes and the first dates after such classification each class of directors would be elected by the stockholders.

Effectiveness and Required Vote

     If the Proposed Certificate is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Current Certificate with the Delaware Secretary of State.

     Seventy-five percent of the total voting power of the Company, seventy-five percent of the combined total number of outstanding shares of Class A and Class B common stock, and a majority of the total outstanding shares of each of the Class A common stock and Class B common stock voting separately as a class, in each case, are required to approve the Proposed Certificate. Accordingly, withheld votes, broker non-votes and abstentions will all have the effect of a vote against the approval of the Proposed Certificate.

     The board of directors recommends that the stockholders vote FOR the amendment to the Company's Restated Certificate of Incorporation.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of such reports received by it, the Company believes that during fiscal year 2002 its executive officers, directors and greater than 10% beneficial owners complied with all such filing requirements, except that Mr. Allan B. Muchin reported a purchase on a Form 4 after the required filing date and Mr. Michael H. Renzulli reported an option exercise on Form 4 after the required filing date.

                         Independent Public Accountants

     The audit committee has selected KPMG LLP as independent public accountants for the Company for the fiscal year ending September 30, 2003. KPMG LLP has served the Company in the capacity of independent public accountants since 1955. Representatives of that firm are expected to be present at the annual meeting of stockholders, with an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                 Other Business

     Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, other than stockholder proposals covered by the following paragraph, notice in proper written form must be given to the Secretary not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting and otherwise be in compliance with the Company's Bylaws.

                              Stockholder Proposals

     Any stockholder proposals intended to be included in the Company's 2003 proxy materials must be received by August 14, 2003 and must otherwise comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission.

                      Cost and Method of Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. We have engaged Morrow & Co. to assist with the solicitation of proxies for an estimated fee of $20,000 plus expenses. In addition to solicitation by mail, brokerage houses, nominees and other custodians and fiduciaries will be requested to send the proxy materials to their principals and the Company will reimburse them for their reasonable expenses.

                                              By Order of the Board of Directors


                                                       BERNICE E. LAVIN
                                                          Secretary

                                     ANNEX A
                              PROPOSED CERTIFICATE

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                            OF ALBERTO-CULVER COMPANY

     The original Certificate of Incorporation of Alberto-Culver Company was filed in the Office of Secretary of State of Delaware on January 30, 1961. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

     1. Name. The name of the Corporation is ALBERTO-CULVER COMPANY (hereinafter called the "Corporation").

     2. Registered Office and Agent. The registered office of the Corporation in the State of Delaware is to be located at Corporate Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent is The Corporation Trust Company, and the address of said registered agent is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     3. Nature of Business; Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity to which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "DGCL").

     4. Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000), One Hundred and Fifty Million (150,000,000) of which shall be "Class A Common Stock," $.22 par value per share, and One Hundred and Fifty Million (150,000,000) of which shall be "Class B Common Stock," $.22 par value per share. The Class A Common Stock and the Class B Common Stock are hereinafter sometimes called collectively the "Common Stock."

          The powers, preferences and relative, participating, optional or other special rights of the Common Stock and the qualifications, limitations or restrictions thereof are fixed as follows:

          A. Dividends. Subject to the next paragraph, so long as there are any shares of Class A common stock outstanding, whenever a dividend is paid to the holders of Class B Common Stock, the Corporation also shall pay to the holders of Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. Subject to the next paragraph, so long as there are any shares of Class A Common Stock outstanding, the Corporation may pay dividends to holders of Class A Common Stock in excess of dividends paid, or without paying dividends, to holders of Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors.

          B. Share Distributions. If at any time a distribution is to be paid in Class B Common Stock, Class A Common Stock or any other securities of the Corporation (hereinafter sometimes called a "share distribution"), such share distribution may be declared and paid only as follows:

               (i) a share distribution consisting of Class A Common Stock to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or to holders of Class A Common Stock only, but in any such event there shall also be simultaneous share distribution to holders of Class B Common Stock consisting of shares of Class B Common Stock on an equal per share basis;

               (ii) a share distribution consisting of Class B Common Stock to holders of Class B Common Stock only, but in any such event there shall also be a simultaneous share distribution to holders of Class A Common Stock consisting of shares of Class A Common Stock on an equal per share basis; and

               (iii) a share distribution consisting of any other class of securities of the Corporation, other than Common Stock, to the holders of such class of securities only, or to the holders of such class of securities, the holders of Class A Common Stock and the holders of Class B Common Stock (on an equal per share basis, in the case of the Class A Common Stock and the Class B Common Stock).

     Unless otherwise approved by the holders of a majority of each class of Common Stock voting separately, the Corporation shall not reclassify, subdivide or combine one class of its Common Stock without reclassifying, subdividing or combining the other class of Common Stock, on an equal per share basis.

     Notwithstanding the foregoing provisions of this Article 4(B), from and after the date of any conversion pursuant to the second paragraph of Article 4(E), the foregoing provisions of this Article 4(B) shall be of no further force or effect.

          C. Voting. So long as there are any shares of Class A Common Stock outstanding, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes on such matters as may be required by law to be submitted to such holders voting as separate classes. On all other matters, holders of Common Stock shall vote together as a single class, provided that the holders of Class B Common Stock shall have one vote per share and so long as there are any shares of Class A Common Stock outstanding the holders of Class A Common Stock shall have one-tenth of a vote per share. Every reference in the Corporation's Restated Certificate of Incorporation or Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

          D. Liquidation and Mergers. Unless otherwise approved by the holders of a majority of each class of common stock voting separately, the holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, on any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and shall have equal rights, on a share for share basis, in the event of any merger or consolidation in which shares of Common Stock of the Corporation are converted into cash, securities or other property.

     Notwithstanding the foregoing provisions of this Article 4(D), from and after the date of any conversion pursuant to the second paragraph of Article 4(E), the foregoing provisions of this Article 4(D) shall be of no further force or effect.

          E. Conversion. Unless the Corporation has converted all the issued Class A Common Stock into Class B Common Stock as provided in the next paragraph, each holder of record of Class B Common Stock may at any time or from time to time in such holder's sole discretion and at such holder's option, convert any or all of such holder's shares of Class B Common Stock into fully paid and non-assessable Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the documentation required to be delivered by the holder of such Class B Common Stock, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date.

     The Corporation by action of its Board of Directors may at any time in its sole discretion and its option, convert all and not less than all of the issued Class A Common Stock into fully-paid and non-assessable Class B Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock. Such conversion shall be effected by resolution of the Board of Directors of the Corporation, which resolution shall require notice by the Corporation to each holder of record of Class A Common Stock that such conversion has occurred, and which notice shall specify the date of conversion and that certificates for Class A Common Stock shall thereafter represent certificates for that number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock formerly represented by such certificates. Any holder of certificates for Class A Common Stock may at any time thereafter surrender such holder's certificate or certificates for the Class A Common Stock pursuant to the same procedures specified in the preceding paragraph and receive from the Corporation certificates for the appropriate number of shares of Class B Common Stock.

     Upon conversion of Class B Common Stock into Class A Common Stock at the option of the holder, the Class B Common Stock so converted shall, upon retirement by the Board of Directors, become authorized but unissued Class B Common Stock. Upon conversion of all of the issued Class

A Common Stock into Class B Common Stock by the Board of Directors pursuant to the preceding paragraph, the Class A Common Stock so converted shall, upon retirement by the Board of Directors, become authorized but unissued Class A Common Stock. Following such conversion, no shares of Class A Common Stock shall be issued or disposed of by the Company.

     The issuance of certificates for shares of Common Stock issuable upon the conversion of either class of Common Stock shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid. Upon any conversion of shares of Common Stock of one class into shares of Common Stock of the other class pursuant hereto, no adjustment with respect to dividends shall be made; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on the share converted but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date; and only those dividends shall be payable on shares of the class of Common Stock issued upon such conversion as may be declared and may be payable to holders of record of shares of Common Stock of that class on or after such conversion date.

     No fraction of a share of Common Stock shall be issued on conversion of any Common Stock but, in lieu thereof, the Corporation shall pay in cash therefore the fair market value of any such fraction. Such fair market value shall be based, in the case of securities listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market and designated as a National Market System security, on the last sale price for such securities on the trading day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day) on the principal stock exchange or market system on which such class of Common Stock is listed or authorized for quotation or, if such class of Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on the Nasdaq Stock Market but is traded over-the-counter, the average of the closing bid and asked prices for that day as reported on the Nasdaq Stock Market or any successor thereto, or the Electronic Bulletin Board or on the National Daily Quotation Sheets, as applicable, or, in case there is no public trading market for such securities, the fair market value on that day determined by a qualified independent appraiser, expert in evaluating securities and appointed by the Board of Directors of the Corporation. Any such determination of fair market value shall be final and binding on the Corporation and on each holder of such class of Common Stock.

     5. Directors.

          A. Stockholders. Directors need not be stockholders of the Corporation. Elections of directors need not be by ballot.

          B. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the full extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          C. Bylaws. The Board of Directors shall have power to make, alter, amend or repeal the Bylaws of the Corporation.

     6. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     7. Preemptive Rights. No holder of shares of capital stock of the Corporation of any class shall have any preemptive right or be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or any securities of any kind whatsoever, whether now or hereafter authorized.

     8. Stockholder Action Without a Meeting. No corporate action of stockholders of the Corporation may be taken without a meeting and vote of stockholders.

     9. Classified Board of Directors/Removal. The number of directors which shall constitute the whole board of directors of the Corporation shall be the number from time to time fixed by the bylaws of the Corporation, and such number of directors so fixed in such bylaws may be changed only by receiving the affirmative vote of (i) at least 75% of the votes entitled to be cast in the election of directors, voting as one class, or (ii) two-thirds of the directors in office at the time of vote. The Board of Directors shall be divided into three classes: class I, class II, and class III. Such classes shall be as nearly equal in number as possible. At each annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case when their respective successors are elected and qualified. When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned by resolution of the Board of Directors among the classes so as to make all classes as nearly equal in number as possible.

     A director may be removed by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors, voting as one class, but only for cause.

     10. Amendment or Repeal of Articles 8, 9 or 10. The amendment or repeal of Articles 8, 9 or 10 of this Restated Certificate of Incorporation shall require the approval of at least 75% of the votes entitled to be cast in the election of directors, voting as one class.

     11. Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article 11 nor the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     12. Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by law.

                                     ANNEX B
                               CURRENT CERTIFICATE

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                            OF ALBERTO-CULVER COMPANY

     The original Certificate of Incorporation of Alberto-Culver Company was filed in the Office of Secretary of State of Delaware on January 30, 1961. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of Alberto-Culver Company in accordance with the provisions of Section 245 of the Delaware General Corporation Law. This Restated Certificate only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of Alberto-Culver Company as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate.

     1. The name of the Corporation is ALBERTO-CULVER COMPANY (hereinafter called the "Corporation").

     2. The registered office of the Corporation in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent is The Corporation Trust Company, and the address of said registered agent is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     3. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          a. To manufacture, produce, develop, formulate, process, purchase and otherwise acquire, own, hold, use, sell, distribute, trade and otherwise deal in, with or dispose of hair and beauty preparations and cosmetics and proprietary products of every nature and description and any other goods or articles in any way connected therewith.

          b. To establish, transact, maintain and conduct, any industrial, manufacturing, merchandising, drilling, engineering, mining, oil and/or gas business.

          c. To apply for, obtain, register, purchase, lease or otherwise acquire, hold, use, exercise, develop, exploit, sell, assign, transfer, grant licenses in respect of, mortgage, pledge, lease or otherwise dispose of, domestic and foreign patents, patent rights, patent applications, copyrights, licenses to manufacture, use or sell, formulae, inventions, improvements, processes, patented or copyrighted things or articles, trademarks, trade-names and similar items.

          d. To acquire, hold, own, invest in, assign, transfer, sell or otherwise dispose of, pledge, mortgage, hypothecate and deal in and with, as principal, agent, broker or otherwise, stocks, bonds, notes, debentures and other securities of every kind and description, and choses in action generally, and all kinds of commodities, goods, wares, merchandise and property of every kind and description; to invest and deal with the monies of the Corporation in any lawful manner; insofar as may be permitted by law, to purchase and otherwise acquire shares of its own stock, bonds, debentures, notes and other securities issued by it, and to hold, sell, assign, transfer, pledge, mortgage, hypothecate and re-issue any or all thereof.

          e. To purchase, buy or otherwise acquire, rent, lease, hold for investment or otherwise, own, maintain, operate, improve, farm, repair, develop, deal in, sell (for cash or in any other manner), mortgage, exchange or otherwise profitably use, real estate (including farms and farm properties) of every kind and description, improved or unimproved, situated in any part of the world, and any right or interest therein, as principal, agent, broker, or otherwise, and on commission or otherwise; to conduct the business of farming in all its departments and branches, including growing, dairying, stock raising and gardening.

          f. To borrow money and contract debts; to make, issue and dispose of bonds, debentures, notes and other obligations, secured or unsecured; to secure the same by mortgage, deed of trust, pledge, or other lien, upon any or all of the property of the Corporation wheresoever situated, acquired or to be acquired; to confer upon the holders of any bonds, debentures, notes or other obligations of the Corporation, secured or unsecured, the right to convert the same into classes of stock of any series of the Corporation, now or hereafter to be issued, upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof.

          g. To organize or cause to be organized under the laws of any state or other government, corporations, companies, associations, trusts, partnerships and other organizations for any lawful purpose, and to dissolve, liquidate, wind up, reorganize, merge or consolidate the same or cause the same to be dissolved, liquidated, wound up, reorganized, merged or consolidated; to sell, exchange, convey, assign, lease, transfer or otherwise dispose of, to any individual, corporation, company, association, trust partnership or other organization, any part of the properties of the Corporation, less than the whole thereof, and to receive in payment therefor, in whole or in part, stock, bonds, debentures, notes or other securities or obligations of any individual, corporation, company, association, trust, partnership or other organization, upon such terms and conditions as the Board of Directors shall determine; to guarantee the payment of dividends on, or the payment of the principal of or interest on, any stocks, bonds, notes, debentures, or other securities or obligations of any individual, corporation, company, association, trust, partnership or other organization; to become surety for and to guarantee the carrying out or performance of contracts of every kind and character of any individual, corporation, company, association, trust, partnership or other organization; and to aid in any lawful manner any individual, corporation, company, association, trust, partnership or other organization.

          h. To execute and deliver general or special powers of attorney to individuals, corporations, companies, associations, trusts, partnerships or other organizations, as the Board of Directors shall determine.

          i. To conduct business and to have one or more offices in the State of Delaware, other states, the District of Columbia, the territories and possessions of the United States, and in foreign countries.

          j. To engage in and carry on any other business of the same general nature as those above referred to and any other business which the Board of Directors of the Corporation may deem advisable to enhance the value of any of the Corporation's properties, privileges or rights; to enter into and carry out all kinds of lawful contracts and agreements; and generally to do all things incidental to or connected with any business above referred to and all things necessary and proper for the purposes of the Corporation's business, either alone or in association with other individuals, corporations, companies, associations, trusts, partnerships or other organizations, to the same extent and as fully as individuals might or could do.

          k. To have and to exercise all the powers now or hereafter conferred by the laws of the State of Delaware upon corporations organized under the laws under which the Corporation is organized and any and all Acts heretofore or hereafter passed amendatory thereof or supplemental thereto; provided, however that the Corporation shall not, by any implication or construction, be deemed to possess the power of issuing bills, notes, or other evidences of debt for circulation as money, or the power of carrying on the business of discounting bills and notes or buying and selling bills of exchange, or the power of carrying on the business of buying gold and silver bullion or foreign coins, or of constructing, maintaining, or operating public utilities within the State of Delaware, nor shall the Corporation have power to confer academic or honorary degrees.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

     4. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000), par value $0.22 per share, Seventy-Five Million (75,000,000) of which shall be "Class A Common Stock" and Seventy-Five Million (75,000,000) of which shall be "Class B Common Stock." The Class A Common Stock and the Class B Common Stock are hereinafter sometimes called collectively the "Common Stock."

     The powers, preferences and relative, participating, optional or other special rights of the Common Stock and the qualifications, limitations or restrictions thereof, are fixed as follows:

          a. Dividends. Subject to the next paragraph, whenever a dividend is paid to the holders of Class B Common Stock, the Corporation also shall pay to the holders of Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. Subject to the next paragraph, the Corporation may pay dividends to holders of Class A Common Stock in excess of dividends paid, or without paying dividends, to holders of Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors.

          b. Share Distributions. If at any time a distribution is to be paid in Class B Common Stock, Class A Common Stock or any other securities of the Corporation (hereinafter sometimes called a "share distribution"), such share distribution may be declared and paid only as follows:

               (i) a share distribution consisting of Class A Common Stock to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or to holders of Class A

Common Stock only, but in any such event there shall also be simultaneous share distribution to holders of Class B Common Stock consisting of shares of Class B Common Stock on an equal per share basis;

               (ii) a share distribution consisting of Class B Common Stock to holders of Class B Common Stock only, but in any such event there shall also be a simultaneous share distribution to holders of Class A Common Stock consisting of shares of Class A Common Stock on an equal per share basis; and

               (iii) a share distribution consisting of any other class of securitiesof the Corporation, other than Common Stock, to the holders of such class of securities only, or to the holders of such class of securities, the holders of Class A Common Stock and the holders of Class B Common Stock (on an equal per share basis, in the case of the Class A Common Stock and the Class B Common Stock).

The Corporation shall not reclassify, subdivide or combine one class of its Common Stock without reclassifying, subdividing or combining the other class of Common Stock, on an equal per share basis.

          c. Voting. The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes on such matters as may be required by law to be submitted to such holders voting as separate classes. On all other matters, holders of Common Stock shall vote together as a single class, provided that the holders of Class A Common Stock shall have one-tenth of a vote per share and the holders of Class B Common Stock shall have one vote per share. Every reference in the Corporation's Certificate of Incorporation, as amended, or By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

          d. Liquidation and Mergers. The holder of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and shall have equal rights, on a share for share basis, in the event of any merger or consolidation of the Corporation in which shares of Common Stock of the Corporation are converted into cash, securities or other property.

          e. Conversion. Unless the Corporation has converted all the issued Class A Common Stock into Class B Common Stock as provided in the next paragraph, each holder of record of Class B Common Stock may at any time or from time to time, but only from and after March 1, 1987, in such holder's sole discretion and at such holder's option, convert any or all of such holder's shares of Class B Common Stock into fully paid and non-assessable Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business at the date of receipt by the Corporation or any such transfer agent, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date.

     The Corporation by action of its Board of Directors may at any time in its sole discretion and its option, convert all and not less than all of the issued Class A Common Stock into fully-paid and non-assessable Class B Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock. Such conversion shall be effected by resolution of the Board of Directors of the Corporation, which resolution shall require notice by the Corporation to each holder of record of Class A Common Stock that such conversion has occurred, and which notice shall specify the date of conversion and that certificates for Class A Common Stock shall thereafter represent certificates for that number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock formerly represented by such certificates. Any holder of certificates for Class A Common Stock may at any time thereafter surrender such holder's certificate or certificates for the Class A Common Stock pursuant to the same procedures specified in the preceding paragraph and receive from the Corporation certificates for the appropriate number of shares of Class B Common Stock.

     The issuance of certificates for shares of Common Stock issuable upon the conversion of either class of Common Stock shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid. Upon any conversion of shares of Common Stock of one class into shares of Common Stock of the other class pursuant hereto, no adjustment with respect to dividends shall be made; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on the share converted but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date; and only those dividends shall be payable on shares of the class of Common Stock issued upon such conversion as may be declared and may be payable to holders of record of shares of Common Stock of that class on or after such conversion date.

     No fraction of a share of Common Stock shall be issued on conversion of any Common Stock but, in lieu thereof, the Corporation shall pay in cash therefor the fair market value of any such fraction. Such fair market value shall be based, in the case of securities traded on a national securities exchange, on the last sale price for such securities on the trading day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day) on the principal stock exchange on which such class of Common Stock is traded or, if such class of Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked prices for that day quoted by the NASDAQ system or, in case there is no public trading market for such securities, the fair market value on that day determined by a qualified independent appraisal expert in evaluating securities and appointed by the Board of Directors of the Corporation. Any such determination of fair market value shall be final and binding on the Corporation and on each holder of such class of Common Stock.

     5. The names and places of residence of each of the incorporators are as follows:

                         Place of
     Name                Residence
     ----                ---------
S. H. Livesay       Wilmington, Delaware

L. A. Schoonmaker   Wilmington, Delaware

S. S. Galaska       Wilmington, Delaware

     6. The Corporation is to have perpetual existence.

     7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     8. The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

          a. Directors need not be stockholders of the Corporation. Elections of directors need not be by ballot.

          b. In the absence of fraud, no contracts or other transaction between this Corporation and any other entity or person (including directors, officers and stockholders of this Corporation) shall be affected or invalidated by the fact that any of the directors, officers or stockholders of this Corporation are pecuniarily or otherwise interested in or are directors, members or officers of such other entity or person or are parties to or are pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any such entity or person, pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other entity or person.

          Any contract or other transaction that shall be approved or ratified by the vote of the holders of a majority of a quorum of the stock of the Corporation at the time having voting powers for the election of directors present, in person or by proxy, at any annual or special meeting of stockholders (provided that a lawful quorum of such stockholders be there present in person or by proxy) shall, except as otherwise provided by law, be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

          c. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          d. The Board of Directors shall also have power to make, alter, amend and repeal the By-Laws of the Corporation; to authorize and cause to be executed and delivered mortgages and instruments of pledge, and any other instruments creating liens, on the real and personal property of the Corporation; to fix the times for the declaration and payment of dividends; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and to make and determine the use and disposition of any surplus (whether capital, earned or other surplus) or net profits over and above the capital of the Corporation, and in its discretion, the Board of Directors may use and apply any such surplus or net profits in purchasing or acquiring shares of its own stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. The shares of such stock so purchased or acquired may be resold, except as otherwise provided by law.

          e. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by the General Corporation Law of the State of Delaware or herein. The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by law, by the By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of any amendments thereto, and to the By-Laws.

          f. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Delaware, except that the original or a duplicate stock ledger shall at all times be kept within the State of Delaware.

          g. Except as otherwise expressly provided by the laws of the State of Delaware and by this Certificate of Incorporation, or any amendment thereto, and except as authorized by the directors or the stockholders, (i) no stockholder shall have any right to inspect any book, document or account of the Corporation, and (ii) the Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of the

Corporation (other than the original or a duplicate stock ledger), or any of them, shall be open to the inspection of stockholders.

          h. A director, or a member of any committee designated by the Board of Directors pursuant to authority hereinbefore conferred, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation, its stockholders, its Board of Directors or any such committee, by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the corporation. Without prejudice to the generality of the foregoing, a director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          i. The Corporation reserves the right to increase or decrease its authorized capital stock, or to create new classes or series thereof, or to increase or decrease any class or series thereof, or to classify and/or reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation.

          j. The Corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of stock or any other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights or options may be issued and any such share or other securities may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such rights or options. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. The price or prices to be received for shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be not less than the minimum amount prescribed by law.

          k. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class, but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors, each representing a fractional interest in respect of one share of stock. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in respect of one or more full shares of stock shall entitle the holders thereof to receive one or more full shares of stock of the class and series, if any, specified in such scrip certificate. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors, and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

          l. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.

     9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     10. No holder of shares of stock of the Corporation of any class shall have any preemptive right or be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or any securities of any kind whatsoever, whether now or hereafter authorized.

     11. The number of directors which shall constitute the whole board of directors of the Corporation shall be the number from time to time fixed by the by-laws of the Corporation, and such number of directors so fixed in such by-laws may be changed only by receiving the affirmative vote of (i) the holders of at least 75% of all the securities of the Corporation then entitled to vote on such change, or (ii) two-thirds of the directors in office at the time of vote. At the time of the Corporation's annual meeting of stockholders in 1979, the Board of Directors shall be divided into three classes: class I, class II, and class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial class I directors shall expire at the annual meeting of the stockholders in 1980; the term of office of the initial class II directors shall expire at the annual meeting of stockholders in 1981; and the term of office of the initial class III directors shall expire at the annual meeting of stockholders in 1982, or thereafter in each case when their respective successors are elected and qualified. At each annual election held after 1979, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case when their respective successors are elected and qualified. When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     A director may be removed by the holders of a majority of the shares then entitled to vote at an election of directors, but only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or has been adjudged by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

     12. a. The affirmative vote of not less than 75% of the outstanding shares of the Corporation entitled to vote shall be required, except as otherwise expressly provided in paragraph b of this Article 12, in order for any of the following actions or transactions to be effected by the Corporation, or approved by the Corporation as stockholder of any subsidiary of the Corporation, if, as of the record date for the determination of the stockholders entitled to vote thereon or consent thereto, any Prior Holder (as hereinafter defined) owns or controls, directly or indirectly, 5% or more of the outstanding shares of the Corporation entitled to vote:

               (i) any merger or consolidation of the Corporation or any of its subsidiaries with or into such Prior Holder or any of its affiliates, subsidiaries or associates, or any merger or consolidation of the Corporation with or into any subsidiary of the Corporation, except a merger with a subsidiary of the Corporation in which the Corporation is the surviving corporation, or a subsidiary of the Corporation is the surviving corporation and, following such merger, the certificate or articles of incorporation of such subsidiary contains provisions substantially the same in substance as those in
Article 11, 12, 13 and 14 of this Certificate of Incorporation, or

               (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation or any of its subsidiaries to or with such Prior Holder or any of its affiliates, subsidiaries or associates, or

               (iii) any issuance or delivery of any voting securities of the Corporation or any of its subsidiaries to such Prior Holder or any of its affiliates, subsidiaries or associates in exchange for cash, other assets or securities, or a combination thereof, or

               (iv) any dissolution of the Corporation.

          b. The vote of stockholders specified in paragraph a of this Article 12 shall not apply to any action or transaction described in such paragraph, if the Board of Directors of the Corporation shall have approved the action or transaction before direct or indirect ownership or control of 5% or more of the outstanding shares of stock of the Corporation entitled to vote is acquired by the Prior Holder.

          c. For the purpose of this Article 12 and guidance to the Board of Directors for the purpose of paragraph d hereof, (i) "Prior Holder" shall mean any corporation, person or entity other than the Corporation or any of its subsidiaries; (ii) a Prior Holder shall be deemed to own or control, directly or indirectly, any outstanding shares of stock of the Corporation (x) which it has the right to acquire pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, or (y) which are owned, directly or indirectly (including shares deemed owned through application of clause (x) above), by any other corporation, person or other entity which is its subsidiary, affiliate or associate or with which it or any of its subsidiaries, affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation (or, with or without such an agreement, arrangement or understanding, acts in concert); (iii) "outstanding shares of the Corporation entitled to vote" and "voting securities" shall mean such shares as are entitled to vote in the election of directors, considered as one class; (iv) "subsidiary" shall mean any corporation of which another corporation owns, directly or indirectly, 50% or more of the voting stock, an "associate" and "affiliate" shall have the same meanings as set forth in the General Rules and Regulations under the Securities Exchange Act of 1934 on December 1, 1978, and (v) "substantial part of the assets" shall mean assets then having a fair market value, in the aggregate, of more than $5,000,000.

          d. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 12, on the basis of information then known to the Board of Directors, (i) who shall constitute a Prior Holder, (ii) whether any Prior Holder owns or controls, directly or indirectly, 5% or more of the outstanding shares of the Corporation entitled to vote, and what entities are its subsidiaries, affiliates or associates, and
(iii) whether any proposed sale, lease, exchange or other disposition involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Board shall be conclusive and binding for all purposes.

     13. No corporate action of stockholders of the Corporation may be taken without a meeting and vote of stockholders.

     14. The amendment or repeal of Article 11, 12, 13 or 14 of this Certificate of Incorporation shall require the approval of the holders of shares representing at least 75% of the shares of the Corporation entitled to vote in the election of directors, voting as one class.

     15. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article 15 nor the adoption of any provision of the certificate of incorporation inconsistent with this Article 15, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 15 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

December 12, 2002

Dear Benefit Plan Participant:

The Annual Meeting of Stockholders of Alberto-Culver Company (the "Company") will be held on January 23, 2003. The record date for determining stockholders entitled to vote at the meeting was November 29, 2002.

Through your participation in the Alberto-Culver Company Employees' Profit Sharing Plan, the Alberto-Culver 401(k) Savings Plan and/or the Sally Beauty 401(k) Savings Plan (collectively, the "Retirement Plans"), you are the beneficial owner of the Company's Class B Common Stock and may instruct CIGNA Bank & Trust Company, the trustee of each of the Retirement Plans, how to vote your shares.

Through your participation in the Alberto-Culver Company Employee Stock Purchase Plan (the "ESPP"), you are the beneficial owner of the Company's Class A and/or B Common Stock and may instruct Computershare, the record keeper of the ESPP, how to vote your shares.

The number of Class A and/or B shares in your benefit plan(s) appears at the top of the enclosed proxy card and are identified by a suffix beginning with the following letters: "PS" (Alberto-Culver Company Employees' Profit Sharing Plan), "SB" (Sally Beauty 401(k) Savings Plan), "AC" (Alberto-Culver 401(k) Savings
Plan) or "ES" (Alberto-Culver Company Employee Stock Purchase Plan). If you are the registered shareholder of either Class A or Class B Common Stock outside of the Plans, these shares will be identified on your proxy card by a suffix: "CLA" (Class A Common Stock) and "CLB" (Class B Common Stock).

Please read the enclosed Notice of Meeting and Proxy Statement carefully. Please mark your choices, sign the enclosed proxy card and return the card in the enclosed postage-paid envelope to the Company's transfer agent, EquiServe, Proxy Department P.O. Box 9381, Boston, MA 02205-9381 so that the card is received before January 17, 2003.

The trustee of the Retirement Plans and the record keeper for the ESPP will have the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card for inclusion in the tally at the Annual Meeting.

Sincerely,


Kent E. Madlinger
Sr. Manager, Compensation and Benefits

                                     PROXY

                             ALBERTO-CULVER COMPANY

                        Annual Meeting, January 23, 2003

                   Proxy Solicited by the Board of Directors

The undersigned hereby appoints WILLIAM J. CERNUGEL, BERNICE E. LAVIN and GARY
P. SCHMIDT each with power of substitution, to vote all shares which the undersigned stockholder would be entitled to vote if personally present and, if applicable, hereby directs the trustee of each of the Alberto-Culver Company Employees' Profit-Sharing Plan, the Alberto-Culver 401(k) Savings Plan and the Sally Beauty 401(k) Savings Plan to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned which the undersigned is entitled to vote pursuant to such employee benefit plan at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on January 23, 2003, and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE, "FOR" THE APPROVAL OF THE COMPANY'S EMPLOYEE STOCK OPTION PLAN OF 2003, "FOR" THE APPROVAL OF THE COMPANY'S 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, "FOR" THE APPROVAL OF THE COMPANY'S 2003 RESTRICTED STOCK PLAN, "FOR" THE RE-APPROVAL OF THE COMPANY'S 1994 SHAREHOLDER VALUE INCENTIVE PLAN, AS AMENDED, AND "FOR" THE APPROVAL OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

-----------                                                         -----------
SEE REVERSE       (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)      SEE REVERSE
   SIDE                                                                 SIDE
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

ALBERTO-CULVER COMPANY
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

[X]  Please mark
     votes as in
     this example.

             The Board of Directors recommends a vote FOR all of the
                              following Proposals.

1.   Election of directors

     Nominees: (01) Carol L. Bernick, (02) James Edgar,
               (03) Leonard H. Lavin and (04) Robert H. Rock

                       FOR               WITHHELD
                       [ ]                  [ ]

                                                                 MARK HERE   [ ]
                                                                 FOR ADDRESS
[ ]                                                              CHANGE AND
    --------------------------------------                       NOTE BELOW
    For all nominees except as noted above

                                                  FOR        AGAINST   ABSTAIN
2.   Approval of the Company's Employee
     Stock Option Plan of 2003.                   [ ]          [ ]       [ ]

3.   Approval of the Company's 2003 Stock
     Option Plan for Non-Employee Directors.      [ ]          [ ]       [ ]

4.   Approval of the Company's 2003 Restricted
     Stock Plan.                                  [ ]          [ ]       [ ]

5.   Re-Approval of the Company's 1994
     Shareholder Value Incentive Plan, as
     Amended.                                     [ ]          [ ]       [ ]

6.   Approval of the Company's Restated
     Certificate of Incorporation, as Amended.    [ ]          [ ]       [ ]

7. In the discretion of the board of directors, on any other matters that may properly come before the meeting.

Please sign here exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians, or attorneys should so indicate when signing. Where there is more than one owner, each must sign.


Signature:             Date:             Signature:             Date:
          ------------      ------------           ------------      -----------